Exhibit 2.3

                  UNITED STATES BANKRUPTCY COURT

                   MIDDLE DISTRICT OF TENNESSEE

IN RE:

DIGITAL WIRELESS SYSTEMS, INC.,                  CASE NO.  398-10899
Debtor                                           IN PROCEEDINGS UNDER
EMPLOYER ID NO.:                                 CHAPTER 11

                         AMENDED DISCLOSURE STATEMENT

Proposed by:
The Debtor

Dated: April 14, 2000

Submitted By:

William L.  Norton, III
Boult, Cummings, Conners & Berry PLC
414 Union Street, suite 1600
Nashville, Tennessee 37219
Web Site www.bccb.com
(615) 252-2397 (Voice)
(615) 252-6380 (Fax)
firminfo@bccb.com (email)

Sidney J.  Diamond
Sidney J.  Diamond,
A Professional Corporation
3800 Mesa Street, Suite C-4
El Paso, Texas 77902
(915) 532-3327 (Voice)
(915) 496-0653 (Fax)
diamond@whc.net (email)

Counsel to Debtor

                        TABLE OF CONTENTS

     1.   The Debtor. . . . . . . . . . . . . . . . . . . . . . . .  1

     2.   Basis Of The Debtor's Plan. . . . . . . . . . . . . . . .  2

     3.   Court Approval. . . . . . . . . . . . . . . . . . . . . .  2

     4.   Time and Manner of Voting . . . . . . . . . . . . . . . .  2

     5.   Hearing on Plan Confirmation and Final Hearing on the Adequacy of
     Information Contained in Disclosure Statement. . . . . . . . .  2

     6.   Disclaimers, Representations and Accuracy . . . . . . . .  2
                6.1   No Judgment on the Merits of the Plan by the Court.  2
                6.2   No Approval or Disapproval by the Securities And Exchange
                      Commission. . . . . . . . . . . . . . . . . . . . .  3
                6.3   No Representations. . . . . . . . . . . . . . . . .  3
                6.4   Materiality . . . . . . . . . . . . . . . . . . . .  3
                6.5   Additional Information. . . . . . . . . . . . . . .  3

     7.   Financial History and Background of the Debtor. . . . . .  3

     8.   Post-Petition Earnings of the Debtor in Chapter 11. . . .  4

     9.   No Future Business Activities . . . . . . . . . . . . . .  5

     10.  Analysis and Valuation of the Debtor's Property . . . . .  5
                10.1  Real Property of the Debtor . . . . . . . . . . . .  5
                10.2  Tangible Personal Property of the Debtor. . . . . .  6
                10.3  Intangible Personal Property of the Debtor. . . . .  6
                10.4  Liquidation Value of the Debtor's Assets. . . . . .  7

     11.  Who is AWSI . . . . . . . . . . . . . . . . . . . . . . .  7

     12.  The Sale To AWSI. . . . . . . . . . . . . . . . . . . . .  7
                12.1  Increase in Purchase Price. . . . . . . . . . . . .  7

     13.  The Securities of AWSI to be Issued Under the Plan. . . .  7
                13.1  Common Capital Stock of AWSI. . . . . . . . . . . .  8
                13.2  Class C - One Year Warrants . . . . . . . . . . . .  8
                13.3  Class D - Eighteen Month Warrants . . . . . . . . .  8
                13.4  Class E - Two Year Warrants . . . . . . . . . . . .  8
                13.5  Class F - Three Year Warrants . . . . . . . . . . .  8
                13.6  Units of Equity . . . . . . . . . . . . . . . . . .  9
                13.7  Securities Law Compliance by AWSI and the Marketability
                      of the Common Capital Stock . . . . . . . . . . . .  9

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                             TABLE OF CONTENTS

     14.  Equity in AWSI Resulting From the Sale. . . . . . . . . .  9
                14.1  Administrative Claimants. . . . . . . . . . . . . .  9
                14.2  Wage Claims - Class 2 . . . . . . . . . . . . . . . 10
                14.3  General Unsecured Creditors - Class 4 . . . . . . . 10
                14.4  Equity Holders of the Debtor - Class 5. . . . . . . 10

     15.  Officers and Directors of AWSI. . . . . . . . . . . . . . 10
                15.1  David Schlueter . . . . . . . . . . . . . . . . . . 10

     16.  Classification of Claims Under the Plan . . . . . . . . . 10
                16.1  Class 1 - Administrative Expenses . . . . . . . . . 11
                16.2  Class 2 - Wage Claims . . . . . . . . . . . . . . . 11
                16.3  Class 3 - Tax Claims. . . . . . . . . . . . . . . . 11
                16.4  Class 4 - Unsecured Claims. . . . . . . . . . . . . 12
                16.5  Class 5 - Retained Interest of the Equity Security
                                Holders . . . . . . . . . . . . . . . . . 12

     17.  Treatment and Distribution Under the Plan . . . . . . . . . . . 12
                17.1  Summary of Plan Payments. . . . . . . . . . . . . . 12
                17.2  Class 1(a) - Professional Fees. . . . . . . . . . . 13
                17.3  Class 1(b) - Costs of Administration. . . . . . . . 14
                17.4  Class 1(c) - 10% Senior Secured Certificates of
                                   Indebtedness . . . . . . . . . . . . . 15
                17.5  Class 1(d) - 12% Junior Secured Notes . . . . . . . 18
                17.6  Class 1(e) - Financial Advisors . . . . . . . . . . 20
                17.7  Class 2 - Wage Claims . . . . . . . . . . . . . . . 21
                17.8  Class 3 - Tax Claims. . . . . . . . . . . . . . . . 23
                17.9  Class 4 - Unsecured Claims. . . . . . . . . . . . . 25

     18.  Means For Execution of the Plan . . . . . . . . . . . . . 29
                18.1  Reinvestment of Property. . . . . . . . . . . . . . 29
                18.2  Cash Payments . . . . . . . . . . . . . . . . . . . 29
                18.3  Source of Funds - Future Earnings . . . . . . . . . 29

     19.  Feasibility . . . . . . . . . . . . . . . . . . . . . . . 29
                19.1  Future Business Activity of the Successor to the Debtor 29
                19.2  No Further Reorganization Proceedings . . . . . . . 29

     20.  Time Period for Filing Claims . . . . . . . . . . . . . . 29

     21.  Claims Allowance Procedure and Conditions to Distribution 30
                21.1  Objections to Claims. . . . . . . . . . . . . . . . 30
                21.2  No Distribution Until Objection Resolved. . . . . . 30
                21.3  Deficiency Claims . . . . . . . . . . . . . . . . . 30
                21.4  Other Claims, Including Amendment to Claims . . . . 30
                21.5  Performance of Obligations. . . . . . . . . . . . . 31
                21.6  Surrender and Cancellation of Debt Instruments and
                      Common Stock in the Debtor. . . . . . . . . . . . . 31

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                             TABLE OF CONTENTS


     22.  General Terms and Conditions. . . . . . . . . . . . . . . 31
                22.1  Reinvestment of Title . . . . . . . . . . . . . . . 31
                22.2  Discharge . . . . . . . . . . . . . . . . . . . . . 31
                22.3  Preservation of Bankruptcy Causes of Action . . . . 31
                22.4  No Additional Charges . . . . . . . . . . . . . . . 32
                22.5  De Minimis Distributions. . . . . . . . . . . . . . 32
                22.6  Securities Laws . . . . . . . . . . . . . . . . . . 32
                22.7  Closing the Case. . . . . . . . . . . . . . . . . . 32
                22.8  Time Period Within Which to Close Case. . . . . . . 32
                22.9  Non-Waiver. . . . . . . . . . . . . . . . . . . . . 32
                22.10 Law Governing Construction. . . . . . . . . . . . . 32

     23.  Determination of Interest and Other Fees. . . . . . . . . 33

     24.  Unexpired Leases and Executory Contracts. . . . . . . . . 33
                24.1  Rejection . . . . . . . . . . . . . . . . . . . . . 33
                24.2  Cure of Defaults. . . . . . . . . . . . . . . . . . 33
                24.3  Claims After Rejection. . . . . . . . . . . . . . . 33
                24.4  Previously Assumed Leases and Contract. . . . . . . 34

     25.  Satisfaction of Claims and Interests. . . . . . . . . . . 34

     26.  Retention of Jurisdiction by the Court. . . . . . . . . . 34
                26.1  Claims. . . . . . . . . . . . . . . . . . . . . . . 34
                26.2  Title to and Liens Against Assets . . . . . . . . . 34
                26.3  Correction of Defects . . . . . . . . . . . . . . . 35
                26.4  Modification After Confirmation . . . . . . . . . . 35
                26.5  Enforcement . . . . . . . . . . . . . . . . . . . . 35
                26.6  Further Orders. . . . . . . . . . . . . . . . . . . 35
                26.7  Previous Orders . . . . . . . . . . . . . . . . . . 35
                26.8  Continuing Jurisdiction . . . . . . . . . . . . . . 35
                26.9  Adversary Proceedings . . . . . . . . . . . . . . . 35
                26.10 Implementation of Plan. . . . . . . . . . . . . . . 35
                26.11 Conclusion. . . . . . . . . . . . . . . . . . . . . 35

     27.  Class 5 - The Equity Security Holders . . . . . . . . . . 35
                27.1  No Fractional Units of Equity . . . . . . . . . . . 36
                27.2  Voting by Equity Holders. . . . . . . . . . . . . . 36
                27.3  Distribution to Equity Security Holders . . . . . . 36
                27.4  Impairment. . . . . . . . . . . . . . . . . . . . . 37
                27.5  Fair and Equitable. . . . . . . . . . . . . . . . . 37
                27.6  Discrimination. . . . . . . . . . . . . . . . . . . 37
                27.7  Restrictions on Transfer Of Common Stock. . . . . . 37
                27.8  No Public Market for Warrants . . . . . . . . . . . 37

                             TABLE OF CONTENTS


     28.  Liquidation Analysis of the Debtor's Property . . . . . . 38
                28.1  Valuation of the Assets . . . . . . . . . . . . . . 38
                28.2  Method of Valuation . . . . . . . . . . . . . . . . 38
                28.3  Sale of the Debtor's Assets . . . . . . . . . . . . 39
                28.4  Conversion to Chapter 7 . . . . . . . . . . . . . . 39
                28.5  Distribution To Unsecured Creditors by a Chapter 7
                      Trustee . . . . . . . . . . . . . . . . . . . . . . 40
                28.6  Distribution To Equity Security Holders . . . . . . 40
                28.7  Another Plan. . . . . . . . . . . . . . . . . . . . 40
                28.8  Summary . . . . . . . . . . . . . . . . . . . . . . 40

     29.  Risk Factors Pertaining to the Debtor . . . . . . . . . . 40
                29.1  Implementation of AWSI's Business Strategy. . . . . 40
                29.2  Profitability . . . . . . . . . . . . . . . . . . . 40
                29.3  Competition . . . . . . . . . . . . . . . . . . . . 40
                29.4  Technology. . . . . . . . . . . . . . . . . . . . . 40
                29.5  Investment Capital. . . . . . . . . . . . . . . . . 41

     30.  Litigation Pertaining to the Debtor . . . . . . . . . . . 41
                30.1  Bankruptcy Litigation . . . . . . . . . . . . . . . 41
                30.2  Non-Bankruptcy Litigation . . . . . . . . . . . . . 41

     31.  Tax Consequences. . . . . . . . . . . . . . . . . . . . . 42
                31.1  No Opinion. . . . . . . . . . . . . . . . . . . . . 42
                31.2  Creditors Whose Claims Constitute Securities. . . . 42
                31.3  Creditors Whose Claims Do Not Constitute Securities 43
                31.4  Receipt of Interest . . . . . . . . . . . . . . . . 44
                31.5  Original Issue Discount Rules . . . . . . . . . . . 44
                31.6  Certain Federal Tax Consequences. . . . . . . . . . 44

     32.  Summary of Significant Orders . . . . . . . . . . . . . . 45
                32.1  10% Senior Secured Certificates of Indebtedness . . 45
                32.2  12% Junior Secured Notes. . . . . . . . . . . . . . 45

     33.  Appointment of Disbursing Agent . . . . . . . . . . . . . 45
                33.1  Duties of Disbursing Agent. . . . . . . . . . . . . 45
                33.2  Fees and Expenses of the Disbursing Agent . . . . . 45
                33.3  Termination of Disbursing Agent's Duties. . . . . . 45

     34.  Reservation of Rights . . . . . . . . . . . . . . . . . . 45

     35.  In Summary. . . . . . . . . . . . . . . . . . . . . . . . 46

     36.  The Disclosure Statement. . . . . . . . . . . . . . . . . 46
                36.1  Purpose of this Disclosure Statement. . . . . . . . 46
                36.2  Requirements of a Disclosure Statement. . . . . . . 46

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                             TABLE OF CONTENTS


     37.  Chapter 11. . . . . . . . . . . . . . . . . . . . . . . . 46
                37.1  How a Chapter 11 Case is Started and by Whom. . . . 46
                37.2  Who may be a Chapter 11 Debtor. . . . . . . . . . . 47
                37.3  What a Chapter 11 Accomplishes Initially. . . . . . 47
                37.4  Debt Adjustment . . . . . . . . . . . . . . . . . . 47

     38.  The Confirmation Process. . . . . . . . . . . . . . . . . 47
                38.1  Voting. . . . . . . . . . . . . . . . . . . . . . . 47
                38.2  Confirmation of a Consensual Plan of Reorganization 48
                38.3  Confirmation of a Non-Consensual Plan of Reorganization 51

     39.  Modification of a Plan of Reorganization. . . . . . . . . 55
                39.1  Disclosure Requirements . . . . . . . . . . . . . . 55
                39.2  Acceptance or Rejection Before Modifications. . . . 56
                39.3  Who May Seek Modification . . . . . . . . . . . . . 56
                39.4  Substantial Consummation. . . . . . . . . . . . . . 56
                39.5  Importance of Right to Modify . . . . . . . . . . . 56
                39.6  When a Modification is Effective. . . . . . . . . . 56
                39.7  Confirmation of a Modified Plan . . . . . . . . . . 56
                39.8  Prior Acceptances Binding . . . . . . . . . . . . . 56

     40.  Definitions . . . . . . . . . . . . . . . . . . . . . . . 57
                40.1  Administrative Claim. . . . . . . . . . . . . . . . 57
                40.2  Administrative Claimant . . . . . . . . . . . . . . 57
                40.3  Administrative Expenses . . . . . . . . . . . . . . 57
                40.4  Allowance Date. . . . . . . . . . . . . . . . . . . 57
                40.5  Allowed Claim . . . . . . . . . . . . . . . . . . . 58
                40.6  Allowed Priority Claim. . . . . . . . . . . . . . . 58
                40.7  Allowed Secured Claim . . . . . . . . . . . . . . . 58
                40.8  Allowed Unsecured Claim . . . . . . . . . . . . . . 58
                40.9  Asset Purchase Agreement. . . . . . . . . . . . . . 58
                40.10 AWSI. . . . . . . . . . . . . . . . . . . . . . . . 58
                40.11 Bar Date. . . . . . . . . . . . . . . . . . . . . . 58
                40.12 Blue Sky Laws . . . . . . . . . . . . . . . . . . . 59
                40.13 Cases . . . . . . . . . . . . . . . . . . . . . . . 59
                40.14 Chapter 11. . . . . . . . . . . . . . . . . . . . . 59
                40.15 Claim or Claims . . . . . . . . . . . . . . . . . . 59
                40.16 Claimant or Claimants . . . . . . . . . . . . . . . 59
                40.17 Claims of the Estate. . . . . . . . . . . . . . . . 59
                40.18 Class of Claims and Payment . . . . . . . . . . . . 59
                40.19 Class or Classes. . . . . . . . . . . . . . . . . . 59
                40.20 Code. . . . . . . . . . . . . . . . . . . . . . . . 59
                40.21 Collateral. . . . . . . . . . . . . . . . . . . . . 59
                40.22 Collateral Value. . . . . . . . . . . . . . . . . . 60
                40.23 Common Capital Stock. . . . . . . . . . . . . . . . 60

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                             TABLE OF CONTENTS


                40.24 Confirmation. . . . . . . . . . . . . . . . . . . . 60
                40.25 Confirmation Date . . . . . . . . . . . . . . . . . 60
                40.26 Confirmation Hearing. . . . . . . . . . . . . . . . 60
                40.27 Confirmation Order. . . . . . . . . . . . . . . . . 60
                40.28 Consummation Date . . . . . . . . . . . . . . . . . 60
                40.29 Court . . . . . . . . . . . . . . . . . . . . . . . 60
                40.30 Creditor or Creditors . . . . . . . . . . . . . . . 60
                40.31 Cross-References, etc.. . . . . . . . . . . . . . . 60
                40.32 Debtor. . . . . . . . . . . . . . . . . . . . . . . 60
                40.33 Debtor-In-Possession. . . . . . . . . . . . . . . . 60
                40.34 Digital . . . . . . . . . . . . . . . . . . . . . . 61
                40.35 Disbursing Agent. . . . . . . . . . . . . . . . . . 61
                40.36 Disclosure Statement. . . . . . . . . . . . . . . . 61
                40.37 Effective Date. . . . . . . . . . . . . . . . . . . 61
                40.38 Estate. . . . . . . . . . . . . . . . . . . . . . . 61
                40.39 Filing Date . . . . . . . . . . . . . . . . . . . . 61
                40.40 Final Order . . . . . . . . . . . . . . . . . . . . 61
                40.41 Interest or Interests . . . . . . . . . . . . . . . 61
                40.42 Interest Holder . . . . . . . . . . . . . . . . . . 61
                40.43 IRS . . . . . . . . . . . . . . . . . . . . . . . . 61
                40.44 ISO . . . . . . . . . . . . . . . . . . . . . . . . 61
                40.45 Lien. . . . . . . . . . . . . . . . . . . . . . . . 61
                40.46 NASD. . . . . . . . . . . . . . . . . . . . . . . . 61
                40.47 Order Confirming Plan . . . . . . . . . . . . . . . 61
                40.48 Person. . . . . . . . . . . . . . . . . . . . . . . 62
                40.49 Plan. . . . . . . . . . . . . . . . . . . . . . . . 62
                40.50 Plan Payments . . . . . . . . . . . . . . . . . . . 62
                40.51 Plan Year . . . . . . . . . . . . . . . . . . . . . 62
                40.52 Preserved Liens . . . . . . . . . . . . . . . . . . 62
                40.53 Priority Claim. . . . . . . . . . . . . . . . . . . 62
                40.54 Priority Creditor . . . . . . . . . . . . . . . . . 62
                40.55 Pro Rata. . . . . . . . . . . . . . . . . . . . . . 62
                40.56 Property or Properties. . . . . . . . . . . . . . . 62
                40.57 Proponent . . . . . . . . . . . . . . . . . . . . . 62
                40.58 Reorganization Case . . . . . . . . . . . . . . . . 62
                40.59 Rule or Rules . . . . . . . . . . . . . . . . . . . 62
                40.60 Secured Claim . . . . . . . . . . . . . . . . . . . 63
                40.61 Secured Creditor. . . . . . . . . . . . . . . . . . 63
                40.62 Securities Act. . . . . . . . . . . . . . . . . . . 63
                40.63 Securities Exchange Act . . . . . . . . . . . . . . 63
                40.64 SEC . . . . . . . . . . . . . . . . . . . . . . . . 63
                40.65 Substantial Consummation of the Plan. . . . . . . . 63
                40.66 Small Business. . . . . . . . . . . . . . . . . . . 63
                40.67 Tax Claim . . . . . . . . . . . . . . . . . . . . . 63
                40.68 Tax Claimant. . . . . . . . . . . . . . . . . . . . 63

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                             TABLE OF CONTENTS


                40.69 Trust Indenture Act . . . . . . . . . . . . . . . . 63
                40.70 Undefined Terms . . . . . . . . . . . . . . . . . . 63
                40.71 Unsecured Claim . . . . . . . . . . . . . . . . . . 63
                40.72 Unsecured Creditor. . . . . . . . . . . . . . . . . 63
                40.73 Units of Equity . . . . . . . . . . . . . . . . . . 63
                40.74 Value of Property . . . . . . . . . . . . . . . . . 64
                40.75 Warrants. . . . . . . . . . . . . . . . . . . . . . 64
                40.76 Warrant Holders . . . . . . . . . . . . . . . . . . 64

                          TABLES AND THEIR LOCATION

     SUMMARY OF MONTHLY OPERATING REPORTS . . . . . . . . . . . . .  4
     SUMMARY OF THE DEBTOR'S TANGIBLE PERSONAL PROPERTY . . . . . .  6
     SUMMARY OF THE DEBTOR'S INTANGIBLE PERSONAL PROPERTY . . . . .  6
     SUMMARY OF USE OF FUNDS - YEARS ONE THROUGH FIVE . . . . . . . 13
     SUMMARY OF THE HOLDERS OF 10% SENIOR SECURED CERTIFICATES OF
       INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . 15
     SUMMARY OF THE HOLDER OF THE 12% JUNIOR SECURED NOTES. . . . . 18
     SUMMARY OF TAX CLAIMS. . . . . . . . . . . . . . . . . . . . . 24
     SUMMARY OF UNSECURED CLAIMS. . . . . . . . . . . . . . . . . . 25
     SUMMARY OF EQUITY SECURITY HOLDERS . . . . . . . . . . . . . . 36
     SUMMARY OF VALUATION OF THE DEBTOR'S ASSETS. . . . . . . . . . 38
     SUMMARY OF LIQUIDATION VALUE OF THE DEBTOR'S PROPERTY. . . . . 39
     SUMMARY OF LIQUIDATION ANALYSIS IF CASE WERE CONVERT TO ONE UNDER
       CHAPTER 7 OF THE CODE. . . . . . . . . . . . . . . . . . . . 39

                  UNITED STATES BANKRUPTCY COURT

                   MIDDLE DISTRICT OF TENNESSEE

IN RE:

DIGITAL WIRELESS SYSTEMS, INC.,                  CASE NO.  398-10899
Debtor                                           IN PROCEEDINGS UNDER
EMPLOYER ID NO.:                                 CHAPTER 11

                       DEBTOR'S DISCLOSURE STATEMENT

DATED:    April 14, 2000.


FILED BY:   Digital Wireless Systems, Inc.

                           INTRODUCTION

                            The Debtor
     1. The Debtor The Debtor is Digital Wireless Systems, Inc., a corporation organized and existing under the laws of the State of Delaware. Digital is a full-service provider of television programming to individual households, business establishments and multiple-dwelling units, such as hotels, motels, apartments, condominiums, hospitals, and dormitories in and around Baton Rouge, LA; Clarksville, TN; Reading, PA and Shreveport/Bossier City, LA. Programming is provided through agreements with World Satellite Network, DirecTV and Echostar and is delivered by both wireless cable and direct broadcast satellite transmission. Recently the Debtor has begun to offer high-speed wireless Internet service made available from DirecPC. The Debtor has never operated profitably and has during the course of this Chapter 11 Case continued to incur significant operating losses. See "Section 7 - Financial History and Background of the Debtor", page 3", "Section 8 - Post Petition Earnings of the Debtor in Chapter 11", page 4, Section 11 - Who Is AWSI", page 7, "Section 12 - "The Sale To AWSI", page 7, "Section 13 - The Securities of AWSI to be Issued Under the Plan", "Section 14 - Equity in AWSI Resulting From the Sale", page 9 and "Section 9 - No Future Business Activities," page 5.

DEBTOR'S DISCLOSURE STATEMENT - Page 1

                 The Premise of the Debtor's Plan

     2. Basis Of The Debtor's PlanThe Plan proposed by the Debtor is premised upon the sale of the Debtor's business and assets to AWSI in exchange for 8,000,000 shares of Common Capital Stock and 32,000,000 Warrants, in four denominations, to purchase the Common Capital Stock of AWSI and the assumption by AWSI of the obligations under the Plan. See "Section 11 - Who is AWSI", page 7, "Section 12- The Sale to AWSI", page 7", Section 13 - The Securities of AWSI to be Issued Under the Plan", page 7 "Section 13.7 - Public Market For The Common Capital Stock of AWSI", page 9, and "Section 14 - Equity in AWSI Resulting From the Sale", page 99.

    The Disclosure Statement, Voting and Confirmation Hearing

     3. Court Approval. The Disclosure Statement has been found to contain "adequate information," as described in Section 36 - Requirements of a Disclosure Statement, pursuant to Section 1125 of the Code, by Order of the Court, dated April 18, 2000.

     4. Time and Manner of Voting. The Court has issued its Order requiring that all votes for the acceptance or rejection of the Plan proposed by the Debtor be received by 5:00 p.m. on 19th day of May, 2000. Voting may be with the ballot which is provided along with this Disclosure Statement or in any other written manner. Mail or deliver your ballot so that it will reach Sidney
J. Diamond, L.L.P., before the deadline. A vote received by Sidney J. Diamond, L.L.P., after that time may not be counted. The ballot should be sent to:


Original and a Copy to:
Sidney J. Diamond
3800 N. Mesa, Suite C-4
El Paso, Texas  79912

     5. Hearing on Plan Confirmation in Disclosure Statement. The Court will hold a hearing to determine whether or not the Plan should be confirmed on 23th day of May, 2000, at 9:00 o'clock a.m., in the United States Bankruptcy Courtroom, located at, 701 Broadway in Nashville, Tennessee. You may attend that hearing and present to the Court your arguments in favor of or in opposition to the Confirmation of the Plan.

                           DISCLAIMERS
     6. Disclaimers, Representations and Accuracy. Digital, through its management, makes the following disclaimers concerning this Disclosure
Statement:

          6.1 No Judgment on the Merits of the Plan by the Court. The approval of this Disclosure Statement by the Court is required by Section 1125 of the Code and does not constitute a judgment by the Court as to the desirability of the Plan, or as to the value or suitability of any consideration offered thereby.

DEBTOR'S DISCLOSURE STATEMENT - Page 2

          6.2 No Approval or Disapproval by the Securities And Exchange Commission. The Securities And Exchange Commission has not approved or disapproved this Disclosure Statement, or determined if it is truthful or complete.

          6.3 No Representations. No representations concerning the Debtor or this Disclosure Statement are authorized by Digital other than as set forth in this Disclosure Statement. Any representations or inducements made by any person to secure your vote which are other than those contained herein should not be relied upon, and such representations or inducements should be reported to counsel for the Debtor who shall deliver such information to the Court. The information contained herein and the Exhibits attached hereto have been submitted by the Debtor, unless specifically stated to be from other sources, and have not been subject to a certified audit. The financial information contained herein has been provided by AWSI. AWSI maintains records internally and also currently utilizes outside accounting services to the extent indicated herein. Financial forecasts are based on various assumptions which are fully described in this Disclosure Statement.

          6.4 Materiality. Digital has caused this Disclosure Statement to be prepared to disclose that information which, in the opinion of management of Digital, is important and necessary to an evaluation of the Plan. The material contained herein is intended solely for that purpose and solely for the use of Creditors and other parties in interest of the Debtor and, accordingly, may not be relied upon for any purpose other than determination of how to vote on the Plan. In addition, the materials contained in this Disclosure Statement may not be sufficient for the formation of a judgment by any Creditor of the preferability of an alternative to the Plan. Management of Digital has proposed the Plan and favors it. Materials referring to alternatives to the Plan are limited by both partial considerations of space and opinion of the management of Digital.


          6.5 Additional Information. Certain of the materials contained in this Disclosure Statement are taken from other instruments or are digests of other instruments. While management of Digital has made every effort to retain the meaning of the other instruments or portions transposed, the management of Digital urges that any reliance on the contents of such other instruments should depend upon a complete review of the instruments themselves.

                 FINANCIAL PICTURE OF THE DEBTOR

                            Background

     7. Financial History and Background of the Debtor. Digital was founded in January 1997 for the purpose of acquiring and developing subscription television businesses by combining four business entities who were engaged in the same business. In last quarter of 1997, Digital acquired the assets and businesses of the Baton Rouge Wireless Cable Television LLC; the Reading Wireless Cable

DEBTOR'S DISCLOSURE STATEMENT - Page 3

Television Partnership; the Shreveport Wireless Cable Television Partnership; and Future Vision Wireless Cable, Inc. ("Future Vision").

     The businesses so acquired were originally established between 1993 and 1994 by promoters, who raised from investors approximately Forty Seven Million Dollars and 00/100 ($47,000,000.00), only a fraction of which was made available for these entities to develop and operate wireless cable television businesses. The promoters were required, under the agreements entered into, to furnish various services and assets to these businesses which for the most part never occurred. Litigation was commenced by several of these businesses against the promoters and attorneys which resulted in a settlement of approximately One Million Dollars and 00/100 ($1,000,000.00) and the cancellation of all interests in the businesses held by such promoters.

     The foregoing facts left the prior business entities and subsequently the Debtor in a position of substantial under capitalization and management without any substantial experience, the result of which is that the Debtor has continued to incur substantial losses without reasonable hope of turning the situation around without a significant capital infusion.

               Post-Petition Earnings of the Debtor


     8. Post-Petition Earnings of the Debtor in Chapter 11The Debtor has continued to incur substantial monthly operating losses in spite of management's efforts in reducing costs. A summary of the monthly operating reports is as follows:

                  SUMMARY OF MONTHLY OPERATING REPORTS


            Nov-98    Dec-98    Jan-99    Feb-99    Mar-99    Apr-99    May-99
Net Revenue $ 38,156  $ 39,571  $ 37,011  $ 32,564  $ 34,151  $ 51,673  $ 34,417
Cost of
 Goods Sold   17,123    19,745    22,255    20,977    15,572    19,616    35,681
            --------  --------  --------  --------  --------  --------  --------
Gross Profit$ 21,033  $ 19,826  $ 14,756  $ 11,587  $ 18,579  $ 32,057  $  1,264
Operating
  Expense     94,811   122,407    74,113    68,813    73,742    78,872    82,933
            --------  --------  --------  --------  --------  --------  --------
Income before Non-
Op Exp      - 73,778  -102,581  - 59,357  - 57,226  - 55,163  - 46,815  - 84,197
Depreciation  35,301    35,301    35,301    35,301    35,301    35,301    35,301
Reorganization
Expense       10,000       990       250         0     1,000     1,500         0
            --------  --------  --------  --------  --------  --------  --------
Net Loss    -190,079  -138,872  - 94,908  - 92,257  - 91,464  - 83,616  -119,498

DEBTOR'S DISCLOSURE STATEMENT - Page 4

                  SUMMARY OF MONTHLY OPERATING REPORTS

            Jun-99    Jul-99    Aug-99    Sep-99    Oct-99    Nov-99    Dec-99
Net Revenue $ 33,966  $ 36,304  $ 42,895  $ 39,857  $ 50,430  $ 42,687  $ 41,099
Cost of
 Goods Sold   20,910    36,414    35,843    21,272    35,169    35,169    16,000
            --------  --------  --------  --------  --------  --------  --------
Gross Profit$ 13,065  $    110  $ 7,052   $ 18,585  $ 15,261  $ 17,125  $ 25,100
Operating
 Expense      93,588    87,142    78,912    96,005    71,859    68,139    85,589
            --------  --------  --------  --------  --------  --------  --------
Income before Non-
Op Exp      - 80,532  - 87,252  - 71,860  - 77,420  - 56,598  - 51,014  - 61,489
Depreciation  35,301    35,301    35,301    35,301    35,301    35,301    35,684
Reorganization
Expense       44,199     7,385    15,520         0    12,536     1,000         0
            --------  --------  --------  --------  --------  --------  --------
Net Loss    -160,032  -129,938  -122,721  -112,721  -104,435  -110,127  - 98,173

     9. No Future Business Activities. The Debtor will survive confirmation for the sole purpose of carrying out the terms and conditions of the Confirmed Plan only and as a result there will be no future business activity by the Debtor.

                   Analysis And Valuation of the Debtor's Property

     10. Analysis and Valuation of the Debtor's Property. The following three (3) Subsections of this Disclosure Statement set forth the Debtor's Property, the value of such Property and the Liens, if any, against such Property. The fourth subsection arrives at the total value of the Debtor's Property, net of Liens, but before costs of disposition of assets or Costs of Administration of this Case. Section 28 - Liquidation Analysis of the Debtor's Property, page 38 contains an analysis of what would be realized by Creditors if the Debtor's Case were converted to one under Chapter 7 of the Code and the property liquidated. In order to understand the Debtor's assets and what would be realized from a sale of those assets, both sections must be read.

          10.1 Real Property of the Debtor. The Debtor owns no real property.

DEBTOR'S DISCLOSURE STATEMENT - Page 5

          10.2 Tangible Personal Property of the Debtor. The Debtor owns Tangible personal property which is described in the following table:


            SUMMARY OF THE DEBTOR'S TANGIBLE PERSONAL PROPERTY

Type                    Value          Method     Lien        Net Equity
---------------------   ----------     ------     -------     --------
Machinery, fixtures
equipment, furnishings
and supplies
used in business        $  113,000     Market     None        $113,000
Office Equipment            23,000     Market     None          23,000
Inventory                   45,000     Market     None          45,000
Vehicles                     8,000     Market     None           8,000
---------------------   ----------     ------     -------     --------
TOTALS                  $  189,000                            $189,000

          10.3 Intangible Personal Property of the Debtor. The Debtor owns Intangible Personal Property as follows.

            SUMMARY OF THE DEBTOR'S TANGIBLE PERSONAL PROPERTY

Type                    Value          Method     Lien        Net Equity
---------------------   ----------     ------     -------     --------
Security deposit with
leasing company         $    6,807     Face       None        $  6,807
Accounts Receivable         36,013     Face       None          36,013
Pending litigation               1     Estimated  None               1
FCC Licenses (1)         1,500,000     Market      728,993     777,007
---------------------   ----------     ------     -------     --------
TOTALS                 $ 1,542,821               $ 728,993    $813,828

(1) The Lien securing the 10% Secured Certificates of Indebtedness and the 12% Junior Secured Notes actually encompasses substantially all of the Debtor's Property. Because of the value of the licenses the Debtor has elected to net such Liens against the licenses solely for demonstration purposes.

DEBTOR'S DISCLOSURE STATEMENT - Page 6

          10.4 Liquidation Value of the Debtor's Assets. Based upon the presentation in the three (3) preceding Subsections of this Disclosure Statement, the Debtor's Estate has a net equity value of Eight Hundred Thirteen Thousand Eight Hundred Twenty Eight Dollars and 00/100 ($813,828.00) before the cost of the disposition of such assets and before the Cost of Administration of this Chapter 11 Case and the potential Costs of Administration of a Chapter 7 Estate. See "Section 28 - Liquidation Analysis of the Debtor's Property," page 38.

                             THE DEBTOR'S PLAN

        The Proposed Sale to AWSI of the Debtor's Business and Assets

     11. Who is AWSIAttached to this Disclosure Statement as Exhibit "A" is a copy of AWSI's Amended Form 10KSB as filed with the Securities And Exchange Commission on March 30, 2000, pursuant to the Securities And Exchange Act of 1934, as amended. The attached document should be read carefully to have a full understanding of who AWSI and its prospects.

     12. The Sale To AWSI. On the Effective Date, the Debtor will sell all of its business and assets to AWSI in exchange for 8,000,000 shares of the Common Capital Stock of AWSI; 8,000,000 Class C - One Year Warrants; 8,000,000 Class D Eighteen Month Warrants; 8,000,000 Class E - Two Year Warrants; and, 8,000,000 Class F - Three Year Warrants. A copy of the Asset Purchase Agreement maybe obtained without charge, upon request to counsel for the Debtor, Sidney J. Diamond, at the telephone numbers and addresses which are listed on the Facing Sheet of this Disclosure Statement.


          12.1 Increase in Purchase Price. The purchase price to be paid by AWSI in Common Capital Stock and Warrants to purchase Common Capital Stock is subject to being adjusted upwards. The relevant portion is contained in
Section 3.3 of the Asset Purchase Agreement and reads as follows:


          (a) Purchase Price AdjustmentIn the event the average daily closing bid quotation of the Common Capital Stock of AWSI, during the thirty (30) business days prior to the Closing of the sale or the first thirty (30) business days of trading, if trading has not commenced within 30 business days prior to such Closing, is less than One and 10/100 Dollars ($1.10) per share, then AWSI will issue additional shares of its Common Capital Stock to the Debtor. The number of such additional shares will be equal to (a) the number obtained by (i) dividing 8,800,000 by the average daily closing bid quotation of the stock for the thirty (30) business days immediately prior to the Closing and (ii) subtracting 8,000,000 or (b), if trading has not commenced within thirty (30) business days prior to the Closing Date, the number obtained by (i) dividing 8,800,000 by the average daily closing bid of the stock for the first thirty (30) business days after entry of such quotations have begun, and (ii) subtracting 8,000,000.

     13. The Securities of AWSI to be Issued Under the Plan. The securities to be issued by AWSI as part of the consideration for the purchase of the Debtor's business and assets consists of AWSI's Common Capital Stock and Warrants to purchase such Common Capital Stock, which are explained in the following sections:

DEBTOR'S DISCLOSURE STATEMENT - Page 7

          13.1 Common Capital Stock of AWSI. AWSI is authorized, pursuant to its Articles of Incorporation, as amended, to issue a total of Fifty Million (50,000,000) shares of Common Capital Stock having a par value of One Cent ($0.01) each, of which, as of February 22, 2000 Five Million Twenty Three Thousand Nine Hundred Sixteen (5,023,916) have been issued and are fully paid and non-assessable. In addition to the foregoing there is presently outstanding Two Million Two Hundred Fifty Thousand Six (2,250,006) warrants to purchase the Common Capital Stock of AWSI outstanding, excluding the Common Capital Stock and Warrants to purchase the Common Capital Stock to be issued pursuant to the Asset Purchase Agreement between Digital and AWSI and distributed to Creditors, Equity Security Holders and Other Parties In Interest.

          13.2 Class C - One Year Warrants. 8,000,000 Class C One-Year Warrants, giving the Warrant Holders, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of the AWSI for a period of 365 days, from the date of issuance, at an exercise price of (i) $1.00 for the first 180 days and (ii) $2.00 for the remaining life of the Warrants. The Warrants may be redeemed by AWSI for a price of $0.05 upon thirty (30) days written notice to the holders thereof. The Board of Directors of AWSI shall have the right to (i) decrease the exercise price of the Warrants, (ii) increase the life of the Warrants in which event the exercise price may be increased or (iii) make such other changes as the Board of Directors of the AWSI deems necessary and appropriate under the circumstances provided the changes contemplated do not violate any statutory or common law.


          13.3 Class D - Eighteen Month Warrants. 8,000,000 Class D Eighteen-Month Warrants, giving the Warrant Holders, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of the AWSI for a period of 547 days, from the date of issuance, at an exercise price of (i) $2.00 for the first 365 days; (ii) $2.50 for next 90 days; and
(iii) $3.00 for the remaining life of the Warrants. The Warrants may be redeemed by AWSI for a price of $0.05 upon thirty (30) days written notice to the holders thereof. The Board of Directors of AWSI shall have the right to
(i) decrease the exercise price of the Warrants, (ii) increase the life of the Warrants in which event the exercise price may be increased or (iii) make such other changes as the Board of Directors of the AWSI deems necessary and appropriate under the circumstances provided the changes contemplated do not violate any statutory or common law.

          13.4 Class E - Two Year Warrants. 8,000,000 Class E Two-Year Warrants, giving the Warrant Holders, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of the AWSI for a period of 730 days, from the date of issuance, at an exercise price of (i) $3.00 for the first 547 days; (ii) $3.50 for next 90 days; and (iii) $4.00 for the remaining life of the Warrants. The Warrants may be redeemed by AWSI for a price of $0.05 upon thirty (30) days written notice to the holders thereof. The Board of Directors of AWSI shall have the right to (i) decrease the exercise price of the Warrants, (ii) increase the life of the Warrants in which event the exercise price may be increased or (iii) make such other changes as the Board of Directors of the AWSI deems necessary and appropriate under the circumstances provided the changes contemplated do not violate any statutory or common law.

          13.4 Class F - Three Year Warrants. 8,000,000 Class F Three-Year Warrants, giving the Warrant Holders, upon the exercise of each such Warrant, the right to purchase

DEBTOR'S DISCLOSURE STATEMENT - Page 8
one share of the Common Capital Stock of the AWSI for a period of 1,095 days, from the date of issuance, at an exercise price of (i) $4.00 for the first 730 days; (ii) $5.00 for next 190 days; and (iii) $6.00 for the remaining life of the Warrants. The Warrants may be redeemed by AWSI for a price of $0.05 upon thirty (30) days written notice to the holders thereof. The Board of Directors of AWSI shall have the right to (i) decrease the exercise price of the Warrants, (ii) increase the life of the Warrants in which event the exercise price may be increased or (iii) make such other changes as the Board of Directors of the AWSI deems necessary and appropriate under the circumstances provided the changes contemplated do not violated any statutory or common law.

          13.6 Units of Equity. The Debtor, for the purpose of distribution under the Plan has bundled the securities of AWSI into "Units of Equity", each of which consists of one (1) share of Common Capital Stock; One (1) Class C - One Year Warrant; One (1) Class D - Eighteen Month Warrant; One Class E - Two Year Warrant; and One (1) Class F - Three Year Warrant.

          13.7 Securities Law Compliance by AWSI and the Marketability of the Common Capital Stock. AWSI is a reporting company which files periodic reports under Section 13 and/or 15(d) of the Securities And Exchange Act of 1934, as amended. AWSI's Common Capital Stock is not currently traded on any organized securities market, and no market for the Common Capital Stock currently exists. AWSI expect to continue to be required to meet financial reporting requirements imposed under the Securities and Exchange Act of 1934, as amended. Application has been made to the non-Nasdaq, OTC Bulletin Board to list the Common Capital Stock of AWSI for quotation, but the application has not yet been approved. There can be no assurance that the Common Capital Stock of AWSI will be approved for quotation on the OTC Bulletin Board or any other marketplace, or that any market for the Common Capital Stock of AWSI may develop. It is not anticipated that a market will develop anywhere under any circumstances for the Warrants to purchase the Common Capital Stock of AWSI.

     14. Equity in AWSI Resulting From the Sale. Fully diluted the Debtor will acquire Fifty Two and 38/100 Percent (52.38%) of the issued and outstanding shares of the Common Capital Stock of AWSI and the right, through the exercise of warrants to acquire an additional Thirty Two and 24/100 (32.24%) of the Common Capital Stock of AWSI. The Common Capital Stock and Warrants to be acquired from AWSI will result in the following distributions under the Plan:

          14.1 Administrative Claimants. Administrative Claimants will either acquire or have the right to acquire the Common Capital Stock and Warrants of AWSI, as follows:

          (a) Professional Employed by the Debtor - Class 1(a)Assuming all professionals employed by the Debtor elect to receive Units of Equity rather than cash they will own Fifty Eight One-Hundredths Percent (.58%) of the Common Capital Stock of AWSI, and will have the further right to acquire and additional Thirty Five One Hundredths Percent (0.35), if all of the Warrants are exercised.

          (b) 10% Senior Secured Certificates of Indebtedness - Class 1(c)Assuming all of the Holders of Certificates of Indebtedness elect to receive Units of Equity rather than cash they will own Three and 59/100 Percent (3.59%) of

DEBTOR'S DISCLOSURE STATEMENT - Page 9
          the Common Capital Stock of AWSI, and will have the further right to acquire and additional Two and 21/100 Percent (2.21%),if all of the Warrants are exercised.

          (c) 12% Junior Secured Promissory Notes - Class 1(d)Assuming all of the Holders of the Junior Secured Promissory Notes elect to receive Units of Equity rather than cash they will own One and 41/100 Percent (1.41%) of the Common Capital Stock of AWSI, and will have the further right to acquire and additional Eight Seven One-Hundredths Percent (.87%), if all of the Warrants are exercised.

          (d) Financial Advisor - Class 1(e)Mr. Demers will own Eighty Two One-Hundredths Percent (.82%) of the Common Capital Stock of AWSI, and will have the further right to acquire an additional Fifty One-Hundredths Percent (0.51%) if he elects to exercise all of the Warrants.

          14.2 Wage Claims - Class 2. Inasmuch as the Debtor does not believe that there any Wage Claimants entitled to Priority no provision is made herein.

          14.3 General Unsecured Creditors - Class 4. General Unsecured Creditors will own Five and 78/100 Percent (5.78%) of the Common Capital Stock of AWSI, and will have the further right to acquire an additional Three and 56/100 (3.56%), if all of the Warrants are exercised.

          14.4 Equity Holders of the Debtor - Class 5. Equity Security Holders of the Debtor will own Forty One and 02/100 Percent (41.02%) of the Common Capital Stock of AWSI, and will have the further right to acquire an additional Twenty Five and 25/100 Percent (25.25%) if all of the Warrants are exercised.

     15. Officers and Directors of AWSI. With the exception of David Schlueter, who will become employed by AWSI on the Effective Date all Officers and Directors of AWSI are described in the attached Form 10KSB.

          15.1 David Schlueter. On the Effective Date Mr. Schlueter who will become President, Director and Chairman of the Board of Directors of AWSI, at an annual salary of Eighty Six Thousand Dollars and 00/100 ($86,000.00), payable bimonthly, plus reasonable reimbursement of out of pocket business expenses and an option, to purchase One Hundred Thousand (100,000) shares of the Common Capital Stock of AWSI under AWSI's ISO.

                   Claim Classification Under the Plan


     16.  Classification of Claims Under the Plan.  The Plan establishes five
(5) classes that deal with Claims of Creditors and the Interest of Equity Security Holders in the Debtor. The following Sections summarize the claim classification that the Debtor has utilized in formulating the Plan:

DEBTOR'S DISCLOSURE STATEMENT - Page 10

          16.1 Class 1 - Administrative Expenses. Class 1 consists of the costs and expenses of administration, as defined in Section 503(b) of the Code and given priority pursuant to Section 507(a)(1) of the Code, for which application or allowance is made, or a Claim is filed prior to the Effective Date, as the same are allowed, approved, and ordered paid by the Court, except operating expenses incurred in the ordinary course of business and Claims arising under Section 364 of the Code. Class 1 is divided into Five (5) subclasses as follows:

          (a) Class 1(a) - Professional FeesClass 1(a) consists of all Claims arising under Sections 330 and 503 of the Code, as the same may be allowed and ordered paid by the Court in the approximate future amount of Eighty Seven Thousand Nine Hundred Twenty Five Dollars and 59/100 ($87,925.59)(3). See "Section 17.2 - Class 1(a) -
Professional
          Fees," page 13.

          (b) Class 1(b) - Costs of Administration. Class 1(b) consists of all costs and expenses of administration, except Claims arising under Sections 330 and 503 of the Code, as the same may be allowed and ordered paid by the Court, including, but not limited to, the costs of reproduction and mailing of this Disclosure Statement and the Plan, including the fees due to the United States Trustee, and any post-petition operating expenses which are due and unpaid at the date of Confirmation. See "Section 17.3 - Costs of Administration," page 14.

          (c)  Class 1(c) -10% Senior Secured Certificates of Indebtedness.
         This Class 1(c) consists of all holder of the Ten Percent 10% Senior
          Secured Certificates of Indebtedness, which Claims are entitled to priority pursuant to Sections 503(b) and 507(a)(1) of the Code.

          (d) Class 1(d) - 12% Junior Secured Notes. This Class 1(d) consists of all holder of the Twelve Percent (12%) Junior Secured Notes, which Claims are entitled to priority pursuant to Sections 503(b) and 507(a)(1) of the Code.

          (e) Class 1(e) - Financial AdvisorThis Class 1(e) consists of Mr. Daniel J. Demers who has acted as a financial advisor to the Debtor.

          16.2 Class 2 - Wage Claims. This Class 2 consists of all Wage Claims which are entitled to priority pursuant to Section 507(a)(3) of the Code. See "Section 17.7 - Class 2 - Wage Claims," page 21.

          16.3 Class 3 - Tax Claims. This Class 3 consists of all Tax Claims which are entitled to priority pursuant to Section 507(a)(8) of the Code. See "Section 17.8 - Class 3- Tax Claims," page 23.

(1) Includes Twenty Two Thousand Nine Hundred Twenty Five Dollars and 59/100 ($22,925.59) previously awarded to Sidney J. Diamond, A Professional Corporation but unpaid as of the date of this Disclosure Statement.

DEBTOR'S DISCLOSURE STATEMENT - Page 11

          16.4 Class 4 - Unsecured Claims. This Class 4 consists of all Unsecured Claims including Creditors whose Claims arise out of the rejection of executory contracts and unexpired leases and the deficiency Claims of Creditors who were previously secured, and whose Claims have been determined to be unsecured in whole or in part, pursuant to Section 506(a) or
Section 1111(b) of the Code, or by agreement between the Secured Creditor and the Debtor, except those in Classes 1, 2, 3 and 5. See "Section 17.9 - Class 4
- Claims of Unsecured Creditors," page 25.

          16.5 Class 5 - Retained Interest of the Equity Security Holders. This Class 5 consists of the Holders of the Common Capital Stock in the Debtor. For the purposes of distribution any entity holding the Common Capital Stock of the Debtor which has Equity Securities Holders, the underlying equity security holders shall be treated as the Equity Security Holders of the Debtor for the purpose of voting and distribution under the Debtor's Plan. See "Section 27 - Class 5 - The Equity Security Holders," page 35.

              Treatment and Distribution to Classes Under the Plan

     17. Treatment and Distribution Under the Plan. The following Sections describe the treatment given to each Class of Creditors under the Plan and the distribution to be made to them.

          17.1 Summary of Plan Payments. The Debtor has prepared the following table showing the estimated payments to be made under the Plan to each Class of Creditors. (Note: In

DEBTOR'S DISCLOSURE STATEMENT - Page 12
some cases, payments are estimated(1). A complete reading of the Plan and this Disclosure Statement is required):

             SUMMARY OF USE OF FUNDS - YEARS ONE THROUGH FIVE

Class          Year 1       Year 2       Year 3       Year 4      Year 5

Class 1(a)    $ 87,925.59
Class 1(b)       2,700.00
Class 1(c)      51,799.00   51,799.00    51,799.00    51,799.00   $548,209.26
Class 1(e)
Class 2
Class 3          3,622.34
Class 4
Class 5

TOTALS        $373,927.00   51,799.00    51,799.00    51,799.00   $548,209.26


                      Class 1 - Administrative Expenses
          17.2 Class 1(a) - Professional Fees. The following expenses incurred in the administration of the Chapter 11 Case must be approved by the
Court:

          (a) Attorneys For The Debtor. Sidney J. Diamond, A Professional Corporation has been previously awarded fees in the amount of Sixty Four Thousand Nine Hundred Sixty Two Dollars and 00/100 ($64,962.00) and reimbursement of expenses in the amount of Two Thousand Nine Hundred Seventy Seven Dollars and 54/100 ($2,977.54) for a total of Sixty Seven Thousand Nine Hundred Thirty Nine Dollars and 54/100, of ($67,939.54) of which amount Forty Five Thousand Thirteen Dollars and 95/100 ($45,013.95) has been paid. William L. Norton III of Boult, Cummings, Conners & Berry PLC has been awarded fees in the amount of Twenty Four Thousand Seventy Four Dollars and 00/100 ($24,074.00) and reimbursement of expenses in the amount of Seven Thousand Three Hundred Eight Six Dollars and 23/100 ($7,386.23), for a total of Thirty One Thousand Four Hundred Sixty Dollars and 23/100 ($31,460.23), all of which has been paid. The combined fees and

(1) For the purpose of this section it is assumed that none of the parties having a right to convert to Units of Equity have elected to make such a conversion and have elected to receive all cash.

DEBTOR'S DISCLOSURE STATEMENT - Page 13
          reimbursement of expenses paid to both law firms is Ninety Nine Thousand Three Hundred Ninety Nine Dollars and 77/100 ($99,399.77). The Debtor estimates that the Successor To The Debtor will have to pay the Debtor's attorneys the approximate future sum of Fifty Thousand Dollars and 00/100 ($50,000.00) in addition to the remaining balance to Sidney J. Diamond, A Professional Corporation.

          (b) Accountants For The Debtor. The Debtor estimates that the Successor To the Debtor will have to pay the Debtor's accountant the approximate sum of Fifteen Thousand Dollars and 00/100 ($15,000.00).

          (c) Payment of Professional Fees. Any Administrative Expense which has not been approved by the Court by the Effective Date will be estimated by the Debtor and an appropriate reserve maintained therefore, until the amount thereof has been determined by the Court. Each Administrative Claimant within this Class 1(b) shall have the right to convert their Administrative Claim into Units of Equity in the manner provided for herein.

          (d) Court Costs. Any Court fees or Court reporter's fees which have not been paid. Management of the Debtor does not know of any such fees, but if such fees do exist, they will not be significant.

          (e) Costs of Distribution and Mailing of Plan Of Reorganization and Disclosure Statement. The cost of reproduction and mailing of the Debtor's Plan and this Disclosure Statement to the Creditors and other parties in interest in this Case. These expenses have not been determined.

          (f) Option to Covert to Common Stock and Warrants. Each Administrative Claimant within this Class 1(a) shall have the right to convert their Administrative Claim into Units of Equity by electing to convert their Administrative Claim, or part hereof, at a ratio of one (1) such Unit of Equity for each One Dollar and 00/100 ($1.00) of Administrative Claim. Such election maybe made at anytime prior to the first scheduled hearing on Confirmation of the Debtor Plan.

          (g) No Public Market for Warrants. It is highly unlikely that a public market will exist, at any time, for the Warrants issued herein.

          (h) No Fractional Units of Equity. No fractional Units of Equity shall be issued. Units of Equity shall be rounded to the nearest whole number.

          17.3 Class 1(b) - Costs of Administration. Administrative Expenses, including the fees and expenses of the United States Trustee, incurred in the ordinary course of business shall be paid in accordance with the terms upon which credit was extended or in accordance with any subsequent amendment of the original credit terms as agreed to by the Administrative Expense Claimant and the Debtor. Administrative Expenses incurred, other than in the ordinary course of business, shall be paid, to the extent that they have not already been paid, in full, on the fifteenth (15th) day of the first full month following

DEBTOR'S DISCLOSURE STATEMENT - Page 14
the Effective Date. Any such Administrative Expense which has not been approved by the Court by the Effective Date will be estimated by the Debtor and an appropriate reserve maintained therefore, until the amount thereof has been determined by the Court, and paid promptly thereafter.

          17.4 Class 1(c) - 10% Senior Secured Certificates of Indebtedness. Claimants within Class 1(c) shall be paid in full according to the terms and conditions set forth in the Certificates Of Indebtedness. The Court has previously authorized the issuance of Five Hundred Seventeen Thousand Nine Hundred Ninety Three and 00/100 ($517,993.00) pursuant to Section 364(c) of the Code. There are One Hundred Twenty Two (122) Claimants in this Class 1(c) with Claims totaling Five Hundred Seventeen Thousand Nine Hundred Ninety Three Dollars and 00/100 ($517,993.00), as follows:

  SUMMARY OF THE HOLDERS OF 10% SENIOR SECURED CERTIFICATES OF INDEBTEDNESS

Name                   Amount     Name                   Amount

Albee, A.B. & Edna May  $1,000.00    Kurien, Mani A.      $12,500.00
Bailey, John M.          1,000.00   Kurien, Sosa              5,000.00
Beck, Joseph             1,000.00   Laios, Sotirios & Ione    3,000.00
Beckstead, Lee H & Ruth  2,500.00   Larson Loving Trust       7,000.00
Bedacht, Robert          5,000.00   Lebon, Jr., Alfred Paul   1,000.00
Bernier, Paul            3,000.00   Lee, Robert S.            2,000.00
Boyd, Susan Diehm        2,000.00   Linton, Ronald C.         1,000.00
Brosterhous, George E.   4,000.00   Logsdon, Herman J.        1,000.00
Bucy, C.A. & Janet Lee   8,000.00   Lopez, John F.            2,000.00
Buford, Ethlyn           2,000.00   Mai Trust, Paul K.        5,000.00
Buggs, Frank             5,000.00   Mancuso, Dominick         1,000.00
Cade Family Business    30,000.00   Meo, Joan Disney          1,000.00
Cantino, George W.       5,000.00   Merrill, Kent & Diane     1,000.00
Caulder, James L.        1,000.00   Meyer, Carlton O.         4,000.00
Claffy, George           1,000.00   Michalenko Trucking Co.   2,000.00
Colletti, Virginia       1,000.00   Mitchell, E. W. & Claudet 2,000.00
Collins, Ester J.        2,000.00   Molinaro, James           3,000.00
Conti, Robert J.         5,000.00   Molisse, Wilma L.         1,000.00
Crickenberger Trust      3,000.00   Moore, Bobby R.           2,000.00
Crookston, Paul         50,000.00   Morrissey, Thomas R.      3,000.00
Decker, Matthey W.       3,000.00   Muschio, H. M. & Lucy D.  1,000.00
Denatale, Michael L.     1,000.00   Nakayama, Eugene          5,000.00
Dickmon, Lillian S.      1,000.00   Napoli, Anthony J.        2,000.00
Dobbyn, William          3,000.00   Norman, Mike J.           3,000.00
Donahue, Daniel J.       9,000.00   Olive, Donald C. & Marie  2,500.00
Dupaiz, M. V. & D. N.   12,500.00   Olsen, Carl B.            1,300.00
Elia, Ralph              5,000.00   Palmer, Thomas E.         1,000.00
Emmet, Terrence W.       1,000.00   Payne, Billly G. & Nancy  1,500.00
Erickson, Donald J.      1,000.00   Pendleton, Robert H.      8,000.00
Fahy, G. M. & N.M.       3,000.00   Pershing, M. K. & Donald  3,000.00
Frank, Jerome B.         5,000.00   Pesta, Thomas E.          3,000.00

DEBTOR'S DISCLOSURE STATEMENT - Page 15

  SUMMARY OF THE HOLDERS OF 10% SENIOR SECURED CERTIFICATES OF INDEBTEDNESS

Name                    Amount      Name                      Amount
Fujimoto Trust, Robert  10,000.00   Phelps, Daniel H.         9,743.00
Fus, James F. & Esther   1,000.00   Pierce, Lu B.             1,000.00
Games, Lucille F.        1,000.00   Pierce, Ronald J.         1,000.00
Giacomo, Kathy           1,000.00   Ramadan, T. Z. & Siham    5,000.00
Gibson, Mr & Mr. A.E.    2,000.00   Rhorer, Kit               1,200.00
Gota Trust, Margaret F. 10,000.00   Ricotta, Lucille          2,000.00
Grigely, Lawrence J.     3,000.00   Rizzo, Paul S.            1,000.00
Hartman Rev Living Trust 7,000.00   Sardar, Daniel            1,000.00
Hawk, Aaron or Dolores R.1,000.00   Schrag, David G & B. L.   3,000.00
Haynes, David            5,000.00   Schrag, Nathan D. & B. A. 1,000.00
Heiser, Erwin H & Jean V.2,000.00   Schutza, Margaret         1,000.00
Hershey, Marlin S.       1,000.00   Scorka, Frank             1,000.00
Himmelberger Living T.   1,000.00   Simmons, Thomas E.        1,000.00
Holz Trust, Gwendolyn D. 2,250.00   Sincoff, Ted              2,000.00
Hooks, Charles D.        5,000.00   Skow, Dwight              2,500.00
Ivancich, Virginia M.    5,000.00   Smith, Gordon             4,000.00
James, E. Kenneth        3,000.00   Smith, Joel S.            2,000.00
Jedrocha, Julian & Carol 3,000.00   Smith, Rodney V.          2,000.00
Jobe, Kennteh W.        30,000.00   Stephens, George F.       1,000.00
John, Kenneth D.         1,000.00   Stricker, Douglas M.      3,000.00
Johnson, J. E. & F. R.  21,000.00   Toth, Lee                17,500.00
Kaudern, Bertil          3,000.00   Trebilcock, Joyce M.      1,000.00
Kellogg, Patrick R.      3,000.00   Underland, John M or Judi 2,000.00
Kiefaber, Thomas J.      2,000.00   Vanacore, Louis           1,000.00
Kirsch, Irene E.         1,000.00   Vasco, Kristine           3,000.00
Kline, Gary A & Sue E.   3,000.00   Walle, August C.          1,000.00
Korkosz, Walter          1,500.00   Weleczki, Allen M.       15,000.00
Kuntz, Louis E & Guyla S.2,000.00   Winters M.D., Richard A.  1,000.00
Kurien, Kuruvilla M.    12,500.00   Winters Francine M.       1,000.00
Kurien, Mani            10,000.00   Zimmerman, Harry L.       9,000.00

TOTAL                                                      $517,933.00

          (a) Option to Convert to Common Stock and Warrants. The holders of the Certificates Of Indebtedness shall have the option to convert their Certificates of Indebtedness into Units of Equity by receiving one Unit Of Equity for each One Dollar and 00/100 ($1.00) of debt, including interest through the date of conversion.

          (b) How Exercised. Each Holder of a Certificate of Indebtedness who desires to convert their debt to Units of Equity shall do so by filling in the form provided to the Holder thereof and returning the same to AWSI along with

DEBTOR'S DISCLOSURE STATEMENT - Page 15
          the original of the Certificate Of Indebtedness held by such Holder addressed as follows:


Advanced Wireless Systems, Inc.
Mr. Monte Julius
927 Sunset Drive
Irving, TX 75962

          (c) Time Period Within Which To Covert. The right to convert into Units of Equity pursuant to this Class 1(c) shall be made on or prior to the first scheduled Confirmation Hearing of the Debtor's Plan.

          (d) Restrictions on Transfer Of Common Stock. The following restrictions apply to the transfer of the Common Stock of the Successor to the Debtor received as pursuant to this Class 1(c):

               (1) Restriction. The Common Stock shall not be transferable until the first day of the third (3rd) full month following the Effective Date, at which time five percent (5%), pro rata, shall be released from the restriction on transfer. On the first day of the fourth (4th) full month following the Effective Date an additional five percent (5%), pro-rata, shall be released from the restriction set forth herein with a like release each month thereafter until all of the Common Stock shall no longer be subject to this restriction.

               (2) Restrictive Legend. A restrictive legend setting forth the restriction set forth in the preceding subsection shall be placed on all of the Common Stock issued pursuant to the provision set forth herein.

               (3) Stop Transfer Order. The Successor to the Debtor shall issue a "stop transfer order" to the transfer agent to insure that the restriction is properly enforced.

               (4) Exception To Restriction. A Holder of Common Stock, who has received his Common Stock pursuant to the terms of this Class may avoid the foregoing restriction on transfer by furnishing counsel for the Successor to the Debtor, an opinion satisfactory to such counsel, to the effect that a transfer of such Common Stock is exempt from the

DEBTOR'S DISCLOSURE STATEMENT - Page 17
               registration provisions of the Securities Act of 1933, as amended and any applicable Blue Sky Law other than pursuant to
               Section 1145 of the Code and any corresponding provisions of the Securities Act of 1933, as amended.

               (5) Common Capital Stock Obtained by Exercise of Warrants. No restrictions shall apply to the shares of Common Capital Stock obtained through the exercise of the Warrants.

          (e) No Public Market for Warrants. It is highly unlikely that a public market will exist, at any time, for the Warrants issued herein.

          (f) No Fractional Units of Equity. No fractional Units of Equity shall be issued. Units of Equity shall be rounded to the nearest whole number.

          17.5 Class 1(d) - 12% Junior Secured Notes. Claimants within Class 1(d) shall be paid in full according to the terms and conditions set forth in the Junior Secured Notes. There are six (6) Claimants in this Class 1(d) with Claims totaling Two Hundred Eleven Thousand Dollars and 00/100
($211,000.00)(1), as follows:


             SUMMARY OF THE HOLDER OF THE 12% JUNIOR SECURED NOTES
Name                    Amount                           Amount

William Counts          $1,000.00   Lambert Poels        $  5,000.00
William R. Fry           5,000.00   David Schlueter       130,000.00
Buddy Jungman           20,000.00   J. Michael Wolfe       50,000.00

TOTAL                                                    $211,000.00

          (a) Option to Convert to Common Stock and Warrants. The holders of the 12% Junior Secured Notes shall have the option to convert their Notes into Units of Equity by receiving one Unit of Equity for each One Dollar and 00/100 ($1.00) of debt, including interest through the date of conversion.

          (b) How Exercised. Each Holder of a Certificate of Indebtedness who desires to convert their debt to Units of Equity shall do so by filling in the form provided to the Holder thereof and returning the same to AWSI along with

(1) Inasmuch as the Motion seeking authority to sell the foregoing notes has yet to heard there is no assurance that the notes will actually be issued or if issued for the amounts set forth in the table.

DEBTOR'S DISCLOSURE STATEMENT - Page 18
          the original of the Certificate Of Indebtedness held by such Holder addressed as follows:


Advanced Wireless Systems, Inc.
Mr. Monte Julius
927 Sunset Drive
Irving, TX 75962

          (c) Time Period Within Which To Covert. The right to convert into Units of Equity pursuant to this Class 1(c) shall be made on or prior to the first scheduled Confirmation Hearing of the Debtor's Plan.

          (d) Restrictions on Transfer Of Common Stock. The following restrictions apply to the transfer of the Common Stock of the Successor to the Debtor received as pursuant to this Class 1(c):

               (1) Restriction. The Common Stock shall not be transferable until the first day of the third (3rd) full month following the Effective Date, at which time five percent (5%), pro rata, shall be released from the restriction on transfer. On the first day of the fourth (4th) full month following the Effective Date an additional five percent (5%), pro-rata, shall be released from the restriction set forth herein with a like release each month thereafter until all of the Common Stock shall no longer be subject to this restriction.

               (2) Restrictive Legend. A restrictive legend setting forth the restriction set forth in the preceding subsection shall be placed on all of the Common Stock issued pursuant to the provision set forth herein.

               (3) Stop Transfer Order. The Successor to the Debtor shall issue a "stop transfer order" to the transfer agent to insure that the restriction is properly enforced.

               (4) Exception To Restriction. A Holder of Common Stock, who has received his Common Stock pursuant to the terms of this Class may avoid the foregoing restriction on transfer by furnishing counsel for the Successor to the Debtor, an opinion satisfactory to such counsel, to the effect that a

DEBTOR'S DISCLOSURE STATEMENT - Page 19
               transfer of such Common Stock is exempt from the registration provisions of the Securities Act of 1933, as amended and any applicable Blue Sky Law other than pursuant to
               Section 1145 of the Code and any corresponding provisions of the Securities Act of 1933, as amended.

               (5) Common Capital Stock Obtained by Exercise of Warrants. No restrictions shall apply to the shares of Common Capital Stock obtained through the exercise of the Warrants.

          (e) No Public Market for Warrants. It is highly unlikely that a public market will exist, at any time, for the Warrants issued herein.

          (f) No Fractional Units of Equity. No fractional Units of Equity shall be issued. Units of Equity shall be rounded to the nearest whole number.
          17.6 Class 1(e) - Financial Advisors. Mr. Daniel J. Demers has acted as a financial advisor to the Debtor-In-Possession. Mr. Demers received a fee, pre-petition of Ten Thousand Dollars and 00/100 ($10,000.00) and is entitled to receive One Hundred Ten Five Thousand Three Hundred Sixteen (125,316) Units of Equity, as payment in full of his Administrative Claim.

          (a) Restrictions on Transfer Of Common Stock. The following restrictions apply to the transfer of the Common Stock of the Successor to the Debtor received as pursuant to this Class 1(e):

               (1) Restriction. The Common Stock shall not be transferable until the first day of the third (3rd) full month following the Effective Date, at which time five percent (5%), pro rata, shall be released from the restriction on transfer. On the first day of the fourth (4th) full month following the Effective Date an additional five percent (5%), pro-rata, shall be released from the restriction set forth herein with a like release each month thereafter until all of the Common Stock shall no longer be subject to this restriction.

               (2) Restrictive Legend. A restrictive legend setting forth the restriction set forth in the preceding subsection shall be placed on all of the Common Stock issued pursuant to the provision set forth herein.

               (3) Stop Transfer Order. The Successor to the Debtor shall issue a "stop transfer order" to

DEBTOR'S DISCLOSURE STATEMENT - Page 20
               the transfer agent to insure
               that the restriction is properly enforced.

               (4) Exception To Restriction. A Holder of Common Stock, who has received his Common Stock pursuant to the terms of this Class may avoid the foregoing restriction on transfer by furnishing counsel for the Successor to the Debtor, an opinion satisfactory to such counsel, to the effect that a transfer of such Common Stock is exempt from the registration provisions of the Securities Act of 1933, as amended and any applicable Blue Sky Law other than pursuant to
               Section 1145 of the Code and any corresponding provisions of the Securities Act of 1933, as amended.

               (5) Common Capital Stock Obtained by Exercise of Warrants. No restrictions shall apply to the shares of Common Capital Stock obtained through the exercise of the Warrants.

          (b) No Public Market for Warrants. It is highly unlikely that a public market will exist, at any time, for the Warrants issued herein.

          (c) No Fractional Units of Equity. No fractional Units of Equity shall be issued. Units of Equity shall be rounded to the nearest whole number.

                   Class 2 - Wage Claims Entitled To Priority

          17.7 Class 2 - Wage Claims. Wage claims in this Class 2 shall be paid in full on the first day of the first full month following the Effective Date. Management of the Debtor does not believe that there are any Claimants in this Class.

          (a) Impairment. The Allowed Unsecured Priority Wage Claims in this Class are Impaired as that term is defined in Section 1124 of the Code.

          (b) Fair and Equitable. The Plan is Fair and Equitable with respect to the Allowed Claim of Claimants in this Class as that term is defined in Section 1129(b) of the Code.

          (c) Discrimination. The Plan does not discriminate unfairly with respect to the Allowed Claim of Claimants in this Class, pursuant to
          Section 1129(b)(1) of the Code.

DEBTOR'S DISCLOSURE STATEMENT - Page 21

          (d) Option To Convert To Equity. Each Wage Claimant within this Class 2 shall have the right to convert their Wage Claim into Units of Equity, on the basis of One Dollar and 00/100 ($1.00) of Allowed Claim for one Unit of Equity by electing to do so on the Ballot furnished such Claimants.

          (e) Restrictions on Transfer Of Common Stock. The following restrictions apply to the transfer of the Common Stock of the Successor to the Debtor received as pursuant to this Class 1(c):

               (1) Restriction. The Common Stock shall not be transferable until the first day of the third (3rd) full month following the Effective Date, at which time five percent (5%), pro rata, shall be released from the restriction on transfer. On the first day of the fourth (4th) full month following the Effective Date an additional five percent (5%), pro-rata, shall be released from the restriction set forth herein with a like release each month thereafter until all of the Common Stock shall no longer be subject to this restriction.

               (2) Restrictive Legend. A restrictive legend setting forth the restriction set forth in the preceding subsection shall be placed on all of the Common Stock issued pursuant to the provision set forth herein.

               (3) Stop Transfer Order. The Successor to the Debtor shall issue a "stop transfer order" to the transfer agent to insure that the restriction is properly enforced.

               (4) Exception To Restriction. A Holder of Common Stock, who has received his Common Stock pursuant to the terms of this Class may avoid the foregoing restriction on transfer by furnishing counsel for the Successor to the Debtor, an opinion satisfactory to such counsel, to the effect that a

DEBTOR'S DISCLOSURE STATEMENT - Page 19
               transfer of such Common Stock is exempt from the registration provisions of the Securities Act of 1933, as amended and any applicable Blue Sky Law other than pursuant to
               Section 1145 of the Code and any corresponding provisions of the Securities Act of 1933, as amended.

               (5) Common Capital Stock Obtained by Exercise of Warrants. No restrictions shall apply to the shares of Common Capital Stock obtained through the exercise of the Warrants.

DEBTOR'S DISCLOSURE STATEMENT - Page 22

          (f) No Public Market for Warrants. It is highly unlikely that a public market will exist, at any time, for the Warrants issued herein.

          (g) No Fractional Units of Equity. No fractional Units of Equity shall be issued. Units of Equity shall be rounded to the nearest whole number.

                  Class 3 - Tax Claims Entitled to Priority

          17.8 Class 3 - Tax Claims. Tax Claims in this Class 3 shall be paid in full on the first day of the first full month following the Effective Date. To the extent that a tax measured by income or gross receipts, pursuant to Section 507(a)(8)(B) of the Code, became due more than three (3) years prior to the Filing Date, such Claim shall not be entitled to interest after the Filing Date nor shall it accrue interest after the Effective Date. To the extent that a property tax, assessed before the commencement of the Case and last payable without penalty after one year before the date of the filing of the petition of a kind specified in Section 507(a)(8)(B) of the Code, exceeds such period, such Claim shall not be entitled to interest after the Filing Date nor shall it accrue interest after the Effective Date. To the extent that a penalty related to a Claim is not compensation for an actual pecuniary loss, it shall not accrue interest after the Filing Date nor after the Effective Date, pursuant to the provisions of Section 507(a)(8)(G) of the Code. To the extent that a Claim in this Class is outside of the provisions of
Section 507(a)(8) of the Code, it shall not bear interest after the Filing Date and shall not bear interest after the Effective Date. There are five (5) Claimant in this Class with a Claims totaling Three

DEBTOR'S DISCLOSURE STATEMENT - Page 23

Thousand Six Hundred Twenty-Two Dollars and 34/100 ($3,622.34), which are summarized as follows:

                          SUMMARY OF TAX CLAIMS


Name of Creditor                       Amount Scheduled     Amount of
                                                            Proof of Claim
City Of Reading                        $  243.32
Internal Revenue Service(1)                 1.00
Louisiana Dept. Of Rev.                     1.00            $   331.73
Montgomery County Ten.                  1,447.00              1,447.00
Parish Of East Baton Rouge                246.10
Pennsylvania Department of Revenue(2)       1.00
State of Louisiana(3)                       1.00
Tenn. Dept. Of Revenue                      1.00              1,354.19

TOTAL                                  $1,938.42             $3,132.92

          (a) Impairment. The Allowed Unsecured Priority Tax Claims in this Class are Impaired as that term is defined in Section 1124 of the Code.

          (b) Fair and Equitable. The Plan is Fair and Equitable with respect to the Allowed Claims of Claimants in this Class as that term is defined in Section 1129(b) of the Code.

          (c) Discrimination. The Plan does not discriminate unfairly with respect to the Allowed Claims of Claimants, pursuant to Section 1129(b)(1) of the Code.

(1) The Creditor was listed on the Debtor's schedules as disputed and the Creditor did not file a Claim. As a result the Creditor will receive no distributions under the Debtor's Plan.

(2) The Creditor was listed on the Debtor's schedules as disputed and the Creditor did not file a Claim. As a result the Creditor will receive no distributions under the Debtor's Plan.

(3) The Creditor was listed on the Debtor's schedules as disputed and the Creditor did not file a Claim. As a result the Creditor will receive no distributions under the Debtor's Plan.

DEBTOR'S DISCLOSURE STATEMENT - Page 24

                           Class 4 - Unsecured Claims

          17.9 Class 4 - Unsecured Claims. Claims in this Class 4 shall be paid Two (2) Units of Equity, as defined in Section 13.6 of this Disclosure Statement, for each One Dollar and 00/100 ($1.00) of Allowed Claim, on the first day of the first full month following the Effective Date. The Debtor estimates that there are Fifty Five (55) Claimants in this Class with Claims totaling Four Hundred Forty One Thousand Four Hundred Fifteen Dollars and 35/100 ($441,415.35), which are summarized as follows:

                     SUMMARY OF UNSECURED CLAIMS

Name of Creditor            Proof       Amount      Listed as     Number of
                            Of          Scheduled   Disputed,     Units of
                            Claim                   Contingent or Equity to be
                                                    Unliquidated  Issued

Aetna US Healthcare(1)                  $   885.00  Disputed                0
Alternative Attachments                     507.82                      1,016
Azar Computer Software Services, Inc.(2)  3,360.00  Disputed                0
Bell Atlantic                             1,077.51                      2,155
Bell South                  $   3,565.93  3,602.88                      7,132
Bellar Communications                     3,308.18                      6,616
Breaks, Carolyn S.                       35,050.27                     70,101
Canon Financial Services, Inc.            1,144.84                      2,290
Commercian Union Ins Co                   2,778.48                      5,557
Conlee, Ernest Glenn           10,037.09 11,529.35                     20,074
Consolidated Rail Corporation  25,186.43 26,207.94                     50,373
Counts, William Douglas                  20,762.60                     41,525
Cumberland Electric Mem Corp.   1,943.31  3,292.40                      3,887
Direct TV                                 6,778.25                     13,557
DishNetwork                               4,976.58                      9,953

(1) The Creditor's Claim was listed on the Debtor's schedules as disputed and the Creditor did not file a Claim. As a result the Creditor will not receive any distribution under the Plan.

(2) The Creditor's Claim was listed on the Debtor's schedules as disputed and the Creditor did not file a Claim. As a result the Creditor will not receive any distribution under the Plan.

DEBTOR'S DISCLOSURE STATEMENT - Page 25

                     SUMMARY OF UNSECURED CLAIMS

Name of Creditor            Proof       Amount      Listed as     Number of
                            Of          Scheduled   Disputed,     Units of
                            Claim                   Contingent or Equity to be
                                                    Unliquidated  Issued

Disney Channel                203.20                                      406
Dudeck, John                                450.00                        900
ESPN                                      1,824.68                      3,649
Federal Express                             936.29                      1,873
Fey, Williard R.                          1,152.93                      2,306
Franco, Frank                            20,000.00                     40,000
Fuelman of Baton Rouge(1)                 2,612.65 Disputed                 0
Great Lakes Data Systems                    953.56                      1,907
Hamlin Electric(2)          5,714.30      5,250.00                     11,429
Henderson, Nancy L.(3)     81,641.14      5,764.67                    163,282
Home Box Office             5,284.87      3,164.87                     10,570
Home Depot Department 24                    423.92                        848
Jayco Ventures Incorporated               2,485.62                      4,971
Jean Simpson Personnel
 Services, Inc.                           1,656.00                      3,312
JLA Credit Corporation                      763.50                      1,527
Kozloff Diener Payne
 & Fegley PC                3,422.13      3,603.41                      6,844
Line of Site, Inc.                        1,500.00                      3,000
Louisiana Department of
 Revenue                    1,327.75               Disputed         2,656
Lowes Business Account
 Dept 79                                  3,253.02                      6,506
Mann & Smith, Inc.                        3,096.00                      6,192

(1) The Creditor's Claim was listed on the Debtor's schedules as disputed and the Creditor did not file a Claim. As a result the Creditor will not receive any distribution under the Plan.

(2) The Claim of Hamlin Electric was paid by the Reading Wireless Cable TV Partnership, who has filed a Claim for $5,250.00. Because Hamlin was paid in full the Debtor will object to this Claim.

(3) This Claim was original listed on the Debtor's schedules as a Secured Claim. However, there exists no basis upon which the Claim maybe classed as a Secured Claim. By agreement between the Debtor and the Claimant the Claim has been reclassified as an Unsecured Claim.

DEBTOR'S DISCLOSURE STATEMENT - Page 26

                     SUMMARY OF UNSECURED CLAIMS

Name of Creditor            Proof       Amount      Listed as     Number of
                            Of          Scheduled   Disputed,     Units of
                            Claim                   Contingent or Equity to be
                                                    Unliquidated  Issued

MCI World Com                                606.54                     1,213
Morgan Tools                                 500.50                     1,001
Motorola                                   3,800.00                     7,600
North American Cable Company               9,110.04                    18,220
Pace Electronics, Inc.      14,706.99     13,325.30                    29,414
Pacific Monolithics                        1,073.63                     2,147
Paradis, Joseph R.                        10,764.67                    21,529
Passive Devices, Inc.                      2,897.78                     5,796
Perfect 10 Satellite         6,425.93      7,344.97                    12,852
PW Enterprises                             1,418.81                     2,838
Reading Wireless Cable
 TV Partnership              5,250.00                                  10,500
Rini Coran & Lancellotta PC(1)            11,426.30 Disputed                0
Ross & Company PC(2)                       5,770.00 Disputed                0
Schlueter, David D.(3)      83,631.44     57,486.96                   167,263
Showtime Networks            4,162.40      4,084.60                     8,325
Stevens & Lee PC            10,463.39     10,463.39 Disputed           20,927
Tandy Electronics                            480.80                       962
Telewire Supply              4,153.25      8,742.46                     8,307
Tennessee Department
 of Revenue                     72.25                                     145
Toney, George T.             5,018.55      5,764.67                    10,037

(1) The Creditor's Claim was listed on the Debtor's schedules as disputed and the Creditor did not file a Claim. As a result the Creditor will not receive any distribution under the Plan.

(2) The Creditor's Claim was listed on the Debtor's schedules as disputed and the Creditor did not file a Claim. As a result the Creditor will not receive any distribution under the Plan.

(3) This Claim was original listed on the Debtor's schedules as a Secured Claim. However, there exists no basis upon which the Claim maybe classed as a Secured Claim. By agreement between the Debtor and the Claimant the Claim has been reclassified as an Unsecured Claim.

DEBTOR'S DISCLOSURE STATEMENT - Page 27

                     SUMMARY OF UNSECURED CLAIMS

Name of Creditor            Proof       Amount      Listed as     Number of
                            Of          Scheduled   Disputed,     Units of
                            Claim                   Contingent or Equity to be
                                                    Unliquidated  Issued


Toney, Karen A.             10,037.09     11,529.35                    20,074
Toney, Kathy J.             10,037.09     11,529.35                    20,074
Twedt, Blake                               1,450.00                     2,900
Twenty First Century/
 Vartech, Inc.(1)                          1,499.85 Disputed                0
Virginia Communications                    1,500.00                     3,000
Weber Truck & Equipment                      648.00                     1,296
World Satellite Network(2)                13,806.44 Disputed                0

TOTAL                     $292,891.07   $385,571.09                   882,831

          (a) Impairment. The Allowed Unsecured Claims of Creditors in this Class are Impaired as that term is defined in Section 1124 of the Code.

          (b) Fair and Equitable. The Plan is Fair and Equitable with respect to the Allowed Claim of Claimants in this Class as that term is defined in Section 1129(b) of the Code.

          (c) Discrimination. The Plan does not discriminate unfairly with respect to the Allowed Claims of Claimants in this Class, pursuant to Section 1129(b)(1) of the Code.

          (d) No Public Market for WarrantsIt is highly unlikely that a public market will exist, at any time, for the Warrants.

          (e) No Fractional Units of Equity. No Fractional Units of Equity will be issued. Fractions will be rounded to nearest whole number and issued accordingly.

(1) The Creditor's Claim was listed on the Debtor's schedules as disputed and the Creditor did not file a Claim. As a result the Creditor will not receive any distribution under the Plan.

(2) The Creditor's Claim was listed on the Debtor's schedules as disputed and the Creditor did not file a Claim. As a result the Creditor will not receive any distribution under the Plan.

DEBTOR'S DISCLOSURE STATEMENT - Page 28

          (e) Minimum distribution. Each Allowed Claim within this Class will receive a minimum of ten (10) Units of Equity.

             Mechanics and Implementation of the Plan


     18. Means For Execution of the Plan. The Proponent of the Plan provides the following means for the execution of the Plan.

          18.1 Reinvestment of Property. On Confirmation, the Debtor shall be reinvested with the Property of its Estate, for the sole purpose of carrying out the terms and conditions of the Asset Purchase Agreement between the Debtor and AWSI, subject only to the terms of the Plan and the Liens of the Secured Administrative Creditors described herein.

          18.2 Cash Payments. Beginning on the Effective Date, the Successor to the Debtor shall, from time to time, deliver to the Disbursing Agent sufficient cash for the benefit of Creditors and other parties in interest to satisfy the cash payments required under the Plan. See "Section 17 - Treatment and Distributions to Creditors Under The Plan," page 12.

          18.3 Source of Funds - Future Earnings. The source of funds is the future operations of AWSI and the funds received from the exercise of the Warrants issued pursuant to the Plan.

                     Feasibility of the Plan


     19. Feasibility. The following Sections describe the feasibility of the Plan as proposed by the Debtor.

          19.1 Future Business Activity of the Successor to the Debtor. Management of the Debtor believes that the business plan developed by the Successor to the Debtor will realize a substantial profit and that there will be no necessity for any further reorganization proceedings.

          19.2 No Further Reorganization Proceedings. The management of the Debtor is of the opinion that no further reorganization proceedings will be necessary and that Successor to the Debtor will be able to compete successfully in the market place.


                                 Bar Date

     20. Time Period for Filing Claims. The list of Creditors filed in this Case by the Debtor shall constitute the filing of a Claim by each Creditor which is not listed as disputed, contingent or unliquidated as to amount. However, the Debtor reserves the right to object to any such Claim where it appears that the amount scheduled by the Debtor is improper or where there is some dispute with regard to that Claim. All other Creditors, or Creditors who disagree with the amounts as scheduled by the Debtor, must have filed a Claim by the Bar Date, September 30, 1999, unless a separate Bar Date applies for

DEBTOR'S DISCLOSURE STATEMENT - Page 29
the rejection of executory contracts and unexpired leases under the Plan or where there exists deficiency claims arising out of the abandonment of collateral to previously Secured Creditors or as a result of the granting an order for relief from the provisions of Section 362 of the Code or a Final Order pursuant to Sections 506(a) of the Code or Section 1111(b) of the Code or the Claimant is a Governmental Unit.

                        Claims Allowance Procedure

     21. Claims Allowance Procedure and Conditions to Distribution. The following terms and conditions are conditions precedent to the right of a Creditor to receive distributions under the Plan:

          21.1 Objections to Claims. All references to Claims and amounts of Claims refer to the amount of the Claim as allowed by the Court, an Allowed Claim. The Debtor, or any party in interest who wishes to object to a Claim, must object to such Claim within one hundred eighty (180) days after the Effective Date in order to have the Court determine the amount allowed to be paid under the Plan. Upon application filed within such one hundred eighty
(180) day period, if cause is shown, the Court may extend such period for a time reasonable under the circumstances. If no objection is filed within the time so limited to the allowance of any Claim, such Claim shall become an Allowed Claim. See "Section 26 - Retention of Jurisdiction by the Court," page 34.

          21.2 No Distribution Until Objection Resolved. If the Debtor, or another party in interest, files an objection to a Claim, no payment shall be made on such Claim until the dispute is resolved by the Court pursuant to a Final Order. If any Claim, or a portion thereof, is challenged by objection, the Debtor or the Disbursing Agent shall segregate and set aside funds consistent with the Plan, sufficient to satisfy the Claim as filed, or as scheduled by the Debtor as set forth in the preceding Section 21.1 - Objections To Claims. When an objection to a Claim has been resolved, distribution shall be made accordingly. If the Court determines that the Debtor is obligated on any such Claim, such Claim shall be paid in accordance with the terms herein as allowed by the Court. Such Creditor shall then be paid pursuant to the terms set forth in Section 12 - Treatment and Distributions to Creditors Under the Plan, page 9 of this and Disclosure Statement. Such payment or payments shall constitute full satisfaction and discharge of each of such Claim.

          21.3 Deficiency Claims. Unsecured Creditors whose Claims arise out of a deficiency resulting from the abandonment of collateral to a previously Secured Creditor, or resulting from Orders granting relief from the provisions of Section 362 of the Code, must file their Claims within thirty (30) days after Confirmation of the Plan. Unsecured Creditors whose Claims arise out of an Order issued pursuant to Section 506(a) or 1111(b) of the Code must file their Claims by the later of the Bar Date or thirty (30) days after the entry of the Section 506(a) or Section 1111(b) of the Code, Final Order to be included in Class 4.

          21.4 Other Claims, Including Amendment to Claims. All Claims not allowed or filed prior to Confirmation, including post-petition Claims, and not previously barred by prior Order and not covered by the preceding two (2) Sections, shall be barred if not filed on or before thirty (30) days after Confirmation, including Claims, or amendments to Claims and/or applications for compensation arising under Sections 330, 503 or 506 of the

DEBTOR'S DISCLOSURE STATEMENT - Page 30

Code, unless the Bar Date shall not have expired in which event the later of the two (2) dates shall apply.

          21.5 Performance of Obligations. Any entity, including a Creditor, which has not, within the time provided in the Plan or any Final Order of the Court, performed any material act required in the Plan or any Final Order of the Court, shall not be entitled to participate in any distribution under the Plan.

          21.6 Surrender and Cancellation of Debt Instruments and Common Stock in the Debtor. No holder of a promissory note, bond, payment guaranty, security agreement or Common Stock in the Debtor (collectively referred to as "instruments") shall receive any distribution under the Plan until such instrument has been surrendered to, or satisfactory evidence of loss has been provided to, the Debtor or the Successor to the Debtor and the holder, if appropriate, has filed a UCC-2 with the Secretary of State of the appropriate state where security interest is recorded. No holder of a judgment lien or notice of lis pendens shall receive any distributions under the Plan until such Lien or notice of lis pendens has been released or removed. Any holder of an instrument that fails to surrender such instrument or provide satisfactory evidence of loss thereof within twelve (12) months after the Effective Date shall be deemed to have no further Claim against or in the Debtor, and shall receive no distribution under the Plan. Any such distribution which otherwise would have been made to such holder will thereafter become the unencumbered property of the Successor to the Debtor. Other than the Liens for Secured Creditors specifically set forth in the Plan, all mortgages, deeds of trust, security agreements, judgment liens, notices of lis pendens and other Liens securing any Claim shall be deemed to have been relinquished and reconveyed to the Debtor as of the Effective Date for the purpose of conveying the same to the Successor to the Debtor.

                   General Terms and Conditions

     22. General Terms and Conditions. The following general terms and conditions apply to the Plan:

          22.1 Reinvestment of Title. On Confirmation, the Debtor shall be reinvested with the Property of its Estate, subject only to the terms of the Plan and the Liens of the Secured Creditors described herein.


          22.2 Discharge. The Debts of the Debtor are being discharged pursuant to the provisions of Section 1141(d) of the Code.

          22.3  Preservation of Bankruptcy Causes of Action.  Pursuant to
Section 1123(b)(3)(B) of the Code, the Debtor shall retain each and every claim, demand or cause of action whatsoever which the Debtor or the Debtor-in-Possession had or had power to assert immediately prior to Confirmation of the Plan. Included, without limitation, are actions for the avoidance and recovery, pursuant to Section 550 of the Code, of transfers avoidable by reason of Sections 544, 545, 547, 549 or 553(b) of the Code. The Debtor may commence or continue in any appropriate court or tribunal any suit or other proceeding for the enforcement of the same. Any and all Claims which the Debtor or the Estate of the Debtor may have or which may arise under any of the provisions of the Code or which may be enforceable under any of the provisions of the Code or any other

DEBTOR'S DISCLOSURE STATEMENT - Page 31
law or statute, including Claims of the Estate, shall be preserved and the Court shall retain jurisdiction to dispose of such causes of action, including common or statutory law causes of action unrelated to bankruptcy, pursuant to
Section 1123(b)(3)(B) of the Code. All such causes of action shall belong to the Debtor as part of the Property of such Debtor. To the extent any cause of action shall be non-transferable to the Debtor, the Debtor shall prosecute such causes of action for the benefit of the Estate of the Debtor. Any recovery of such non-transferable causes of action shall be distributed as the Court finds is fair and equitable.

          22.4 No Additional Charges. Except as expressly stated in the Plan, or as allowed by Court Order, no interest, penalty, late charge or additional charges (such as attorneys fees) shall be allowed on any Claim subsequent to the Filing Date.

          22.5 De Minimis Distributions. Notwithstanding anything to the contrary herein, no distributions of cash shall be made hereunder in an amount less than Ten Dollars ($10). All cash not distributed pursuant to this provision shall vest in the Debtor, free of any Claim.

          22.6 Securities Laws. Any satisfaction provided to any Creditor or other party in interest pursuant to the Plan which may be deemed to be a security, is exempt from registration under certain state and federal securities laws pursuant to Section 1145 of the Code. Absent registration or another exemption from the requirements of registration pursuant to the Securities Act of 1933, as amended, and any applicable State Securities Law, the subsequent transfer of any such securities is not so exempt.

          22.7 Closing the Case. At such time as the Case has been fully administered, that is, when all things requiring action by the Court have been done, pursuant to Section 350 of the Code, and the Plan has been Substantially Consummated, pursuant to Section 1101(2) of the Code, this Case shall be closed. To close the Case, the Debtor shall file an application for Final Decree showing that the Case has been fully administered and that the Plan has been Substantially Consummated. The Court shall conduct a hearing upon the application, after notice to all Creditors and other parties in interest, after which an order closing the Case (final decree) may be entered.

          22.8 Time Period Within Which to Close Case. The Debtor shall file an Application For Final Decree within six (6) months from the date of the Order Confirming Plan.

          22.9 Non-Waiver. Nothing in the Plan shall be deemed to waive, limit or restrict in any way the discharge granted upon Confirmation of the Plan in Section 1141 of the Code.

          22.10 Law Governing Construction. The Plan shall be governed by, and construed and enforced, including defaults under the Plan, in accordance with, the laws of the State of Tennessee and where applicable the laws of the United States.

               Treatment of Late Charges, Interest,
           Penalties, Costs, Fees and Additional Charges

DEBTOR'S DISCLOSURE STATEMENT - Page 32

     23. Determination of Interest and Other Fees. In determining the amount of an Allowed Claim of any Creditor, or the amount of payment to be made by the Debtor to cure defaults under any existing secured notes or contracts, any interest, penalties, late charges, attorneys' fees or additional charges of any nature whatsoever accruing after the Filing Date, shall not be allowed unless (a) such Creditor files a proof of claim which conforms with Official Bankruptcy Form No. 19 and is titled "Proof of Claim for Additional Charges" with the Court and serves a copy of such Claim on counsel for the Debtor (Sidney J. Diamond, Esq., Sidney J. Diamond, A Professional Corporation, 3800
N. Mesa, Suite C-4, El Paso, Texas, 79902) within fifteen (15) days after the Confirmation Date, and (b) such proof of claim specifically describes the nature and calculation of additional charges incurred by such Creditor, and, where recovery of attorneys' fees is sought, provides an itemized fee statement sufficient in detail to comply with the requirements of the Code and Rules (including Local Bankruptcy Rules Of Procedure for the Middle District of Tennessee. FAILURE OF ANY CREDITOR TO TIMELY AND PROPERLY FILE SUCH PROOF OF CLAIM SHALL BE DEEMED A WAIVER OF ITS CLAIM FOR ADDITIONAL CHARGES AND SUCH CLAIM SHALL BE DISCHARGED. Upon the filing of such Claim, the Debtor or the Successor to the Debtor shall have thirty (30) days in which to object to the allowance of such Claim. If no objection is filed before the expiration of thirty (30) days following the filing of such a Claim, the Claim shall be deemed an Allowed Claim and paid pursuant to the terms of the Plan. In the event that an objection to such Claim is filed, such Claim shall be paid only upon allowance of such Claim by the Court. Objections to Claims, except Claims for additional charges which are governed by this Section 23, may be filed after voting on and after Confirmation of the Plan pursuant to the provisions of Section 21 hereof.

             Executory Contracts and Unexpired Leases

     24. Unexpired Leases and Executory Contracts. The Debtor is a party to certain unexpired leases and executory contracts, pre-petition, being assumed by it. The following sections specify the (i) acceptance and rejection of such leases and contracts and (ii) the cure of any default of such leases and contracts that are assumed and (iii) the bar date for the filing of Claims based upon the rejection of such leases and contracts:

          24.1 Rejection. All leases and executory contracts, not previously assumed by an Order resulting from a Motion To Assume A Lease Or Executory Contract, of the Debtor are hereby rejected; provided however, that the Debtor specifically reserves the right, on behalf of the Debtor, for a period of one hundred twenty (120) days following Confirmation of the Plan, to assume any such rejected executory contract or unexpired lease, in which event the rejection shall be deemed null and void and the Debtor and the other contracting party shall be deemed bound by the terms and provisions of the contract involved. Any damages arising from the rejection of an executory contract or unexpired lease shall be treated as a Class 4 Claim.

          24.2 Cure of Defaults. Upon Confirmation, the Court shall provide that any contract herein assumed or previously assumed pursuant to Section 365 of the Code will be in force upon cure of any defaults requiring cure pursuant to Section 365 of the Code.

          24.3 Claims After Rejection. Any Creditor who wishes to assert a Claim due to the rejection of any executory contract or unexpired lease must file said Claim with the Court within thirty (30) days after Confirmation.

DEBTOR'S DISCLOSURE STATEMENT - Page 34

          24.4 Previously Assumed Leases and Contract. Executory Contracts and Leases previously assumed by the Debtor shall be governed by the Orders allowing such assumptions.

               Satisfaction of Claims and Interests

     25. Satisfaction of Claims and Interests. Various Classes of Claims and Interests are defined in the Plan. The Plan is intended to deal with all Claims against the Debtor of whatever character, whether or not contingent or liquidated, and whether or not allowed by the Court pursuant to Section 502(h) of the Code. However, only those Claims allowed pursuant to Section 502(a) of the Code will receive distributions under the Plan. All Creditors and other parties in interest who have or assert Claims in any Class shall, upon Confirmation of the Plan, be deemed to have acknowledged that their respective Claims are fully satisfied by the distribution provided herein, each of which Claims, whether known or unknown, scheduled or unscheduled, filed or unfiled, asserted or assertable, are declared and shall be, for all purposes, upon the entry of the Order Confirming Plan, satisfied in full, pursuant to Section 1141(a) of the Code. All Impaired Classes of Claims shall receive the distributions set forth in Section 16 of this Disclosure Statement on account of, and in complete satisfaction of, all such Allowed Claims (and any interest accrued thereon). Without limiting the foregoing and effective on the Effective Date, each Creditor (or its successor) shall be deemed to have assigned to the Debtor all such Claims and all such parties shall be deemed to have waived, relinquished and released any and all of their rights, Claims (other than as provided for in the Plan and this Disclosure Statement or in the Order Confirming Plan) against the Debtor. The Debtor's management has disclosed, in the statement and schedules on file with the Court, all Claims against the Debtor, to the best management's knowledge.

                    Retention of Jurisdiction

     26. Retention of Jurisdiction by the CourtSubject to the limitations set forth in the Plan, the Court shall retain jurisdiction, until the Plan has been fully administered, for certain purposes including, but not limited to:

          26.1 Claims. The classification of the Claim of any Creditor, and re-examination of Claims which have been allowed for purposes of voting, and the determination of such objections to Claims as may be filed. The failure of the Debtor to object to, or to examine, any Claim for the purposes of voting, shall not be deemed a waiver of the Debtor's right to object to, or re-examine, the Claim in whole or in part. If a Creditor does not file a Claim in these proceedings, the Debtor may object to the amount scheduled as owing to that Creditor, in whole or in part. If any objection to a Claim is filed, no payment will be made with respect to such Claim until a determination on such objection has been made by the Court as provided elsewhere in this Disclosure Statement.

          26.2 Title to and Liens Against Assets. Determination of all questions and disputes regarding title to and Liens on the assets of the estate and determination of all causes of action, controversies, disputes or conflicts, whether or not subject to an action pending as of the Confirmation Date, between the Debtor and any other party, including, but not limited to, the right of the Debtor to recover assets pursuant to the provisions of the Code.

DEBTOR'S DISCLOSURE STATEMENT - Page 34

          26.3 Correction of Defects. The correction of any defect, the curing of any omission or the reconciliation of any inconsistency in the Plan or in the Order of Confirmation as may be necessary to carry out the purposes and intent of the Plan.

          26.4 Modification After Confirmation. The modification of the Plan after Confirmation pursuant to Section 1127(b) of the Code.

          26.5 Enforcement. The enforcement and interpretation of the terms and conditions of the Plan.

          26.6 Further Orders. Entry of any Order, including injunctions, necessary to enforce the title, rights and powers of the Debtor and to impose such limitations, restrictions, terms and conditions of such title, rights and powers as the Court may deem necessary.

          26.7 Previous Orders. To enforce all Orders previously entered by the Court.

          26.8 Continuing Jurisdiction. Determination of all issues and disputes regarding title to Property of the Estate, and determination of all causes of action, controversies, duties, or conflicts, whether or not subject to litigation or proceedings as of Confirmation, between the Debtor and any other party, including, but not limited to, any right of the Debtor to recover assets pursuant to the provisions of the Code, and to enter such order(s) or give such direction(s) as may be appropriate under Sections 364, 1109, 1129, 1141, 1142 and 1145 of the Code.

          26.9 Adversary Proceedings. The Debtor reserves the right to begin or continue any adversary proceedings permitted under the Code and the applicable Federal Rules Of Bankruptcy Procedure.

          26.10 Implementation of Plan. Entry of any Order or such direction as may be appropriate under Section 1142 of the Code for the purpose of Implementing the Plan.

          26.11 Conclusion. Entry of an order concluding and terminating this Case, provided, however, the Court shall retain jurisdiction over any and all adversary proceedings which may be pending.

             THE EQUITY SECURITY HOLDERS OF THE DEBTOR

     27. Class 5 - The Equity Security Holders. The Debtor will survive Confirmation for the sole purpose of carrying out the terms and conditions of the Plan and the Asset Purchase Agreement between the Digital and AWSI. As a result the Common Capital Stock of Digital, which is the only class of outstanding securities of the Debtor, will be worthless at the conclusion of this Case. Equity Security Holders in this Class shall be receive a minimum of at least Seven Million One Hundred Seventeen Thousand One Hundred Sixty Nine (7,117,169) Unit of Equity, pro rata, as defined in Section 13.6

DEBTOR'S DISCLOSURE STATEMENT - Page 35
of this Disclosure Statement, on the first day of the first full month following the Effective Date. There are presently ten (10) Equity Security Holders of The Debtor, four (4) of which are business entities and six (6) of which are individuals, as follows:


                     SUMMARY OF EQUITY SECURITY HOLDERS

Name                                     Percentage       Shares of
                                         of Class         Common Stock
-----------------------------------      ----------       ------------
Baton Rouge Wireless Cable TV            26.63            982,142
Carolyn S. Breaks                         0.06              2,217
William D. Counts                         0.05              1,773
Willard R. Fey                            0.05              1,995
Frank Franco                              0.02                665
Future Vision Wireless Cable             25.66            997,238
Joseph R. Paradis                         2.09             77,217
Reading Wireless Cable TV                25.26            931,596
David D. Schlueter                        2.09             77,217
Shreveport Wireless Cable TV             18.08            666,983
-----------------------------------      ----------       ------------
TOTALS                                  100.00          3,739,043

          27.1 No Fractional Units of Equity. No fractional Units of Equity shall be issued. Units of Equity shall be rounded to the nearest whole number.

          27.2 Voting by Equity Holders. There are four (4) business entities which hold the Common Capital Stock of the Debtor, which entities have underlying Equity Security Holders. For the purpose of voting for or against the Confirmation of the Debtor's Plan, unless the Court determines otherwise such underlying Equity Security Holders shall be treated as the Equity Security Holders of the Debtor rather than the primary entities. The Debtor has filed with the Court a list of the Equity Security Holders for each of the business entities. A copy of such list maybe obtained from counsel for the Debtor, at the addresses and telephone numbers listed on the facing sheet of this Disclosure Statement, free of charge.

          27.3 Distribution to Equity Security Holders. Distribution of the Equity Units, unless the Court orders otherwise, shall be made directly to the Equity Security Holders of the business entities, which distribution shall be deemed made pursuant to Section 1145 of the Code. Such distribution shall be made in accordance with the list on file with the Court.

DEBTOR'S DISCLOSURE STATEMENT - Page 36

          27.4 Impairment. The Allowed Unsecured Claims of Interests in this Class are Impaired as that term is defined in Section 1124 of the Code.

          27.5 Fair and Equitable. The Plan is Fair and Equitable with respect to the Allowed Claim of Claimants in this Class as that term is defined in Section 1129(b) of the Code.

          27.6 Discrimination. The Plan does not discriminate unfairly with respect to the Allowed Claims of Claimants in this Class, pursuant to Section 1129(b)(1) of the Code.

          27.7 Restrictions on Transfer Of Common Stock. The following restrictions shall apply to the transfer of the Common Stock of the Successor to the Debtor received pursuant to this Class 5:

          (a) Restriction. The Common Stock shall not be transferable until the first day of the third (3rd) full month following the Effective Date, at which time five percent (5%), pro rata, shall be released from the restriction on transfer. On the first day of the fourth
          (4th) full month following the Effective Date an additional five percent (5%), pro-rata, shall be released from the restriction set forth herein with a like release each month thereafter until all of the Common Stock shall no longer be subject to this restriction.

          (b) Restrictive Legend. A restrictive legend setting forth the restriction set forth in the preceding subsection shall be placed on all of the Common Stock issued pursuant to the provisions set forth herein.

          (c) Stop Transfer Order. The Successor to the Debtor shall issue a "stop transfer order" to the transfer agent to insure that the restriction is properly enforced.

          (d) Exception To Restriction. A Holder of Common Stock, who has received his Common Stock pursuant to the terms of this Class may avoid the foregoing restriction on transfer by furnishing counsel for the Successor to the Debtor, an opinion satisfactory to such counsel, to the effect that a transfer of such Common Stock is exempt from the registration provisions of the Securities Act of 1933, as amended and any applicable Blue Sky Law other than pursuant to Section 1145 of the Code and any corresponding provisions of the Securities Act of 1933, as amended.

          (e) Common Capital Stock Obtained by Exercise of Warrants. No restrictions shall apply to the shares of Common Capital Stock obtained through the exercise of Warrants.

          27.8 No Public Market for Warrants. It is highly unlikely that a public market will exist, at any time, for the Warrants issued herein.

DEBTOR'S DISCLOSURE STATEMENT - Page 37

                           ALTERNATIVES TO THE PLAN

     28. Liquidation Analysis of the Debtor's Property. In order to arrive at a judgment on whether or not to vote for or against the Plan proposed by the Debtor, a Creditor or other party in interest needs to have an understanding of the consequences of what would be realized by the Estate of the Debtor if any of the Property of the Debtor was sold pursuant to another plan, the Property was sold pursuant to a motion to sell and the net proceed was available for distribution, or the Case was converted to one under Chapter 7 of the Code. Additionally, in order for the Court to confirm the Plan, it must find, pursuant to Section 1129(a)(7)(A)(i)(ii) of the Code, with respect to each impaired class of Claims that each holder of a Claim of such class (i) has accepted the Plan or (ii) will receive or retain under the Plan on account of such Claim, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive under Chapter 7 on such date, which is known as the "Best Interest Of Creditors Test." The Code further requires that if Section 1111(b)(2) of the Code applies to Claims of a class, each holder of a Claim of such class will receive or retain under the Plan, on account of such Claim, property of a value, as of the Effective Date of the Plan, that is not less than the value of such holder's Interest in the estate's Interest in the property that secured such Claims, pursuant to
Section 1129(a)(7)(B) of the Code.

          28.1 Valuation of the Assets. The management of the Debtor has placed a value of One Million Two Thousand Eight Hundred Twenty Eight Dollars and 00/100 ($1,002,828.00) on all of the assets of the Debtor after deducting the Post-Petition Secured Administrative Claims of the holders the 10% Senior Secured Certificates of Indebtedness and the holders of the 12% Junior Secured Notes. A substantial amount of the value results from certain licenses owned by the Debtor which were issued by the Federal Communications Commission. Over the past several years the value of these licenses has varied dramatically. See "Section 10 - Analysis and Valuation of Property," page 5.

          28.2 Method of Valuation. The following table sets forth the method of valuation used by the management of the Debtor in determining the value of the Debtor's assets and the value arrived at:

                SUMMARY OF VALUATION OF THE DEBTOR'S ASSETS(1)

TYPE                  METHOD       VALUE
-------------------   ----------   -------------
Personal Property     Market       $  189,000.00
Intangible Property   Face             42,820.00
Intangible Property   Estimated             1.00
Intangible Property   Market          777,007.00
-------------------   ----------   -------------
Total                              $1,002,828.00

(1) A detailed list of assets and there values is set forth in Section 10 of this Disclosure Statement.

DEBTOR'S DISCLOSURE STATEMENT - Page 38

          28.3 Sale of the Debtor's Assets. The following table estimates what would be realized by a chapter 7 trustee if the assets of the Debtor were sold:

           SUMMARY OF LIQUIDATION VALUE OF THE DEBTOR'S PROPERTY
TYPE                  VALUE           LIENS        DISPOSITION  NET
                                                   COST         PROCEEDS
--------------------- -------------   -----------  ----------  -----------
Security Deposit(1)   $    6,807.00   $      0.00              $  6,807.00
Accounts Receivable       36,013.00          0.00  $ 3,600.00    32,413.00
Pending Litigation(2)          1.00          0.00                     1.00
FCC Licenses           1,500,000.00   $728,933.00   30,000.00   741,067.00
Machinery                113,000.00          0.00   33,600.00    79,400.00
Office Equipment          23,000.00          0.00    6,900.00    16,100.00
Inventory                 45,000.00          0.00   13,500.00    31,500.00
Vehicles                   8,000.00          0.00      800.00     7,200.00
--------------------- -------------   -----------  ----------  -----------
TOTALS                $1,731,821.00   $728,933.00  $88,400.00  $914,488.00

          28.4 Conversion to Chapter 7. If the Case were converted to one under Chapter 7 of the Code, and the property liquidated as set forth in the proceeding Section the proceeds from such liquidation would be distributed according to the priorities mandated by the Code. The result of such conversion are set forth in the following table:



          SUMMARY OF LIQUIDATION ANALYSIS IF CASE WERE CONVERT
                  TO ONE UNDER CHAPTER 7 OF THE CODE
Description                                                       Amount
---------------------------------                                 -----------
Net Value of Estate(3)                                            $914,488.00
Chapter 7 Cost of Administration                                     9,600.00
Chapter 11 Cost of Administration                                   60,000.00
Priority Claims                                                      3,622.00
---------------------------------                                 -----------
AMOUNT AVAILABLE FOR DISTRIBUTION TO UNSECURED CREDITORS          $844,888.00

(1) It is assumed that the security deposit would be lost if the case were converted to one under Chapter 7.

(2)  It is assumed that a Chapter 7 Trustee would not continue the litigation.

(3) The foregoing does not include interest on any of the post-petition obligations.

DEBTOR'S DISCLOSURE STATEMENT - Page 39

          28.5 Distribution To Unsecured Creditors by a Chapter 7 Trustee. Based upon the foregoing sections Unsecured Creditors would be paid One Hundred Percent (100%) of their Unsecured Claims.

          28.6 Distribution To Equity Security Holders. Unsecured Claims total Four Hundred Forty One Thousand Four Hundred Fifteen Dollars and 34/100 ($441,415.35). Equity Security Holders would receive approximately Four Hundred Three Thousand Four Hundred Seventy Two Dollars and 65/100 ($403,472.65).

          28.7 Another Plan. The management of the Debtor knows of no other plan which is to be proposed to the Court. The management of the Debtor believes that the Plan represents the Debtor's best efforts for repayment to its Creditors and Equity Security Holders.

          28.8 Summary. The Plan of the Debtor's represents the best method by which Creditors would maximize the amounts to be distribution to them. The Debtor, through its management, has proposed the Plan and believes that the Plan is the only reasonable avenue that is appropriate under the existing circumstances.

                    RISKS TO CREDITORS UNDER THE PLAN

     29. Risk Factors Pertaining to the Debtor. Certain significant risk factors are inherent in the consummation of any plan of reorganization in a Chapter 11 Case. The successful implementation of the Debtor's Plan is dependent upon the ability of the management of the Debtor to maintain a certain level of revenue generated from income to service the cash requirements of the Plan. Certain other risks are inherent to the Plan, which are:

          29.1 Implementation of AWSI's Business Strategy. There is no assurance that AWSI will be successful in the implementation of its strategy to increase revenues via the acquisition of other profitable businesses or that the acquisition of such businesses will result in an overall profitable operation.

          29.2 Profitability. AWSI and its predecessor have been in business for over five (5) years and have never been profitable and there can be no assurance that future operations will be profitable.

          29.3 Competition. AWSI will compete with many competitors who are larger, more experienced, who have substantially greater financial resources and are well established in the market place.

          29.4 Technology. The business of AWSI is subject to rapidly changing technology. Some of the potential developments in the technology would require the deployment of substantial capital and the acquisition of substantial new skills by management. AWSI does not currently posses either the capital or the management capability to meet these potential changes and as result these changes could have a substantial adverse effect on future business operations.

DEBTOR'S DISCLOSURE STATEMENT - Page 40

          29.5 Investment Capital. AWSI, like many companies that are classified as "High Tech" have in the past been able to attract to substantial new capital regardless of profitability. AWSI is substantially dependent on its ability to attract such capital. A shift in the ability to attract such new capital would have a substantial adverse effect on AWSI on business operations.

                              LITIGATION

     30. Litigation Pertaining to the Debtor. The following Sections detail all known litigation against the Debtor, whether actually pending or threatened by third parties, or pending or contemplated by the Debtor against a third party.

          30.1 Bankruptcy Litigation. No bankruptcy litigation is either pending or threatened, either for or against the Debtor except as to Claims objections specifically set forth in this Disclosure Statement. Unless a Claim has been specifically "footnoted" that an objection will be filed the Debtor will not object to any Claim, unless there are new facts discovered by the Debtor subsequent to this Disclosure Statement that would lead to a Claim either being invalid, improperly classified, or that the amount of the Claim is inappropriate.

          30.2 Non-Bankruptcy Litigation. The Debtor is presently involved, as plaintiff, in two separate pieces of litigation presently pending in the United States Bankruptcy Court, Middle District of Tennessee. Both lawsuits have recently been filed and therefore both are in the early stages of litigation. Because discovery has not been completed and pre-trial motion have either not been ruled upon or filed counsel expresses no opinion as to the ultimate outcome of such litigation. The litigation is as follows:

          (a) Decathlon. On October 28, 1999 the Debtor filed a complaint against Decathlon Communications, Inc. to recover moneys paid for equipment which was never delivered to the Debtor and for other purchased equipment which did not perform as represented by the manufacturer. The Debtor has alleged that Decathlon owes it the sum of Two Hundred Ten Thousand Seven Hundred Forty Five Dollars and 00/100 ($210,745.00) for equipment that was not delivered and damages in the amount of Five Hundred Eighty Two Thousand Two Hundred Eighty Dollars and 00/100 ($582,280.00). The litigation is in its early stages and discovery has yet to be completed and there are a number of pre-trial motions that have yet to be ruled upon. Neither the Debtor nor its counsel are in a position to express an opinion as to the ultimate outcome of the litigation. On February 23, 2000 the Court heard the Defendant's Motion For Change Of Venue at the conclusion of which the Court granted the Defendant's Motion. As a result of the foregoing the litigation will either be transferred to another Court in an appropriate venue or the Case dismissed with the Debtor having the right to refile the Case in another forum. As of the date of this Disclosure Statement the foregoing election had not been made by the Debtor.

          (b) Bednarsh. On December 16, 1999 the Debtor filed a complaint against David Bednarsh and Wireless Advantage, Inc. to compel Mr. Bednarsh and Wireless Advantage, Inc. to comply with the terms of a May 1998 Settlement

DEBTOR'S DISCLOSURE STATEMENT - Page 41

          Agreement, under which he was obligated to transfer and assign certain wireless cable licenses and leases. The litigation is in its early stages and discovery has yet to be completed. Neither the Debtor nor its counsel are in a position to express an opinion as to the ultimate outcome of the litigation.

                              TAX CONSEQUENCES


     31. Tax Consequences. The following summary describes certain of the anticipated federal income tax consequences to the Debtor and its Creditors upon confirmation and consummation of the Plan. This summary is necessarily general in nature and does not describe all of the tax consequences to the Debtor or the Creditors arising under the Plan. The Debtor has not obtained rulings from the Internal Revenue Service with respect to any of these matters, and the anticipated federal income tax consequences are not binding on the Internal Revenue Service. The following discussion is not intended as a substitute for professional tax advise, including the evaluation of recently enacted and pending legislation, in part because the recent changes in the federal income law and the Code lack authoritative interpretation. The brevity of the following discussion required omission of matters which might affect one or more Creditors, depending upon their individual circumstances. CREDITORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES TO THEM, UNDER FEDERAL AND APPLICABLE STATE AND LOCAL TAX LAWS, OF THE CONSUMMATION OF THIS PLAN OF REORGANIZATION.

          31.1 No Opinion. Neither the Debtor, the Successor to the Debtor nor its counsel or accountant express any opinion that any Creditor may rely upon as to the tax consequences to any Claimant under the Plan. Each Creditor is urged to consult an appropriate tax advisor.

          31.2 Creditors Whose Claims Constitute Securities. Whether a claim constitutes a security for federal income tax purposes depends on the facts and circumstances surrounding the origin and nature of the claim. Prominent factors that have been relied on in determining whether an obligation constitutes a security include: (a) the term of the instrument, (b) whether the instrument is secured, (c) the degree of subordination of the instrument,
(d) the ratio of debt to equity of the issuer, (e) the riskiness of the business of the issuer, and (f) the negotiability of the instrument. Although not free from doubt, the debt securities being issued pursuant to the Plan (the "New Securities") should qualify as securities for federal income tax purposes. The remainder of this discussion assumes the New Securities qualify as securities for federal income tax purposes. However, the Rights should not be treated either as common stock or as securities for federal income tax purposes. All creditors who receive New Common Stock or New Securities in exchange for their Claims should consult their tax advisors to determine whether their Claims constitute securities for federal income tax purposes.

          Holders of securities who receive only cash and/or Rights in exchange for their securities will recognize gain or loss equal to the difference between the cash received plus the fair market value of any Rights received and the holder's tax basis in the securities exchanged therefor.

DEBTOR'S DISCLOSURE STATEMENT - Page 42

          It is unclear how holders who receive cash pursuant to the Cash Election would be treated. They could be treated either (i) as having received New Common Stock in exchange for the portion of their Claim subject to the Cash Election and immediately having sold such stock for the cash received or (ii) as having received such cash directly in exchange for the portion of their Claim that was the subject to the Cash Election. The tax consequences to a holder should be essentially the same under either treatment.

          The basis of New Common Stock or New Securities received by a security holder in exchange for his securities (other than in respect to interest) will be equal to the holder's basis in the surrendered securities, decreased by the amount of cash and the fair market value of Rights received for the securities, and increased by the amount of gain recognized on the exchange. The basis of Rights received in exchange for a security generally will be equal to the fair market value of the Rights. The holding period for the New Common Stock and New Securities (other than in respect of interest) will include the period during which the creditor held the securities exchanged therefor, provided the securities were held as a capital asset on the date of the exchange.

          Holders of securities that exchange their securities for New Common Stock or New Securities will not recognize gain or loss for federal income tax purposes to the extent that their securities are exchanged for New Common Stock or any New Securities except (as discussed below) to the extent that such New Common Stock or any New Securities are attributable to interest accrued after the beginning of its holding period and the holder has not already included the interest in income for federal income tax purposes.

          Notwithstanding the foregoing, holders of securities who receive cash and/or Rights as well as New Common Stock or New Securities and who realize gain on the exchange will recognize gain in an amount equal to the lesser of the amount of the gain or the amount of cash and the fair market value of any Rights received. Holders receiving Common Stock or New Securities are not permitted to recognize any loss.

          31.3 Creditors Whose Claims Do Not Constitute Securities. A creditor whose Claim does not constitute a security for federal income tax purposes will realize and recognize gain or loss on the exchange of the Claim in an amount equal to the difference between the holder's basis in the Claim and the amount realized in exchange therefor. The amount realized for a Claim will be the amount of cash and the fair market value of any New Common Stock and Rights, other than amounts received allocable to interest. Because a loss will allow as a deduction only for the taxable year which the loss was sustained, a creditor that claims a loss in the wrong taxable year risks denial of such loss altogether. Therefore, holders of General Unsecured Claims may wish to consult their tax advisors regarding the timing and amount of any recognized gain or loss.

          The taxable basis of property received in exchange for Claims that do not qualify as securities for federal income tax purposes will be the amount of the property that is included in the creditor's amount realized on the exchange. The aggregate basis will be apportioned among the properties received in proportion to their relative fair market values on the date of the exchange. The holding period for the properties will begin on the day following the exchange.

DEBTOR'S DISCLOSURE STATEMENT - Page 43

          31.4 Receipt of Interest. Each creditor will recognize ordinary income to the extent that it receives any cash or property that is allocable to accrued interest income that has not already been included for federal income tax purposes in its taxable income. A creditor that had previously included income accrued but unpaid interest attributable to its Claim will recognize a loss ( generally deductible in full against ordinary income) to the extent such accrued and unpaid interest is not satisfied in full. The proper allocation between principal and interest of amounts received in exchange for the discharge of a Claim not paid in full is unclear. Creditors are advised to consult their own tax advisors to determine the amount of consideration received under the Plan that is allocable to interest.

          31.5 Original Issue Discount Rules. Some or all of the New Securities may be issued with original issue discount. A holder of a New Security having original issue discount will be required to include in gross income a portion of such original issue discount as determined on a constant yield basis. In general, original issue discount is defined as the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price". Each class of New Securities issued pursuant to the Plan should pay only "qualified periodic interest payments". Therefore, their stated redemption price at maturity should equal their principal amount. The issue price of a New Security will depend in part on whether the New Security or the securities exchanged therefor are traded in an "established securities market" and the price at which they are traded. It is therefore impossible to determine at this time whether the New Securities would be issued with original issue discount.

          If a class of New Securities is issued with original issue discount, a holder should be able to reduce the annual amount of original issue discount income inclusions by the excess of the adjusted basis of the New Securities in that class received by such holder over the issue price of the New Securities under the rules of section 1272(a)(7) of the Tax Code regarding an "acquisition premium." Under such rules, the original issue discount includable in such a holder's income for a taxable period will be reduced by an amount equal to the original issue discount as otherwise determined to be includable for such taxable period multiplied by a fraction, the numerator of which is the excess basis over the issue price, and the denominator which is the original issue discount for the total period remaining to maturity.

          Each holder is advised to consult its own tax advisor regarding the amount of any original issue discount and the manner in which such original issue discount will be taxed.

          31.6 Certain Federal Tax Consequences. Holders of the Rights who exercise such Rights will have a tax basis in the New Common Stock received for exercise of such Rights equal to their basis in such Rights plus the price paid upon exercise. A holder who disposes of its Rights in a taxable transaction without having exercised such Rights will recognize gain or loss in an amount equal to the difference between the holder's basis in its Rights and the price received. Such gain or loss should be capital gain or loss if the Rights were held as capital assets. Any loss from the expiration of the Rights should be capital loss if the Rights were held as capital assets.

DEBTOR'S DISCLOSURE STATEMENT - Page 44

              SUMMARY OF SIGNIFICANT ORDERS ENTERED IN THE CASE

     32. Summary of Significant Orders. The following Sections describe the significant Orders entered in this Case:

          32.1 10% Senior Secured Certificates of Indebtedness. By order dated March 17, 1999, the Debtor received authorization to sell Certificates of Indebtedness totaling Five Hundred Thousand Dollars and 00/100 ($500,000.00) to fund its post-petition operations. These Certificates of Indebtedness are secured by substantially all of the Debtor's Assets. By Order docketed February 15, 2000, the sale of these debt instruments was approved in the total amount of Five Hundred Seventeen Thousand Nine Hundred Ninety Three Dollars and 00/00 ($517,993.00).

          32.2 12% Junior Secured Notes. The Debtor has filed a Motion seeking authority to sell Two Hundred Eleven Thousand Dollars and 00/100 ($211,000.00) in Junior Secured Notes pursuant to Section 364(f) of the Code. As of the date of this Disclosure Statement that Motion had not been ruled upon by the Court.

                           DISBURSING AGENT

     33. Appointment of Disbursing Agent. The Debtor has appointed Sidney J. Diamond to act as Disbursing Agent. The Disbursing Agent shall have the following duties, receive the following compensation and be discharged of responsibilities as follows:

          33.1 Duties of Disbursing Agent. The Disbursing Agent shall receive, disburse and account to the Court, Creditors, Interest Holders and other parties in interest for the cash disbursements and shall be responsible for reviewing and approving all Claims (all disputes to be resolved by the Court, keep adequate records of all transactions, receipts and disbursements, communicating with and advising all Creditors, Interest Holders and other parties in interest as needed, and such other duties as may be consistent with the responsibilities of a Disbursing Agent).

          33.2 Fees and Expenses of the Disbursing Agent. The Disbursing Agent's fees for all services to be rendered pursuant to the Plan shall be on an hourly basis, plus reasonable disbursements, and shall be paid pursuant to Class 1(a) - Professional Fees.

          33.3 Termination of Disbursing Agent's Duties. The entry of a Final Decree shall discharge the Disbursing Agent. Thereafter, the Debtor shall make all payments required under the Plan.

                         RESERVATION OF RIGHTS

     34. Reservation of Rights. The filing of this Disclosure Statement and the Plan, nor any statement or provision contained in this Disclosure Statement or the Plan, nor the taking by a Creditor or other party in interest of any action with respect to this Disclosure Statement or the Plan shall (a) be or

DEBTOR'S DISCLOSURE STATEMENT - Page 45
be deemed to be an admission against interest, or (b) until the Effective Date, be or be deemed to be a waiver of any rights that any Creditor or other party in interest might have against the Debtor or any Property of the Estates, as that term is defined in Section 541 of the Code, or any other Creditor or other party in interest of the Debtor, and until the Effective Date all such rights are specifically reserved. In the event that the Effective Date does not occur no statement contained in the Plan, nor any statement contained in this Disclosure Statement may be used or relied upon in any manner in any suit, action, proceeding, or controversy within the Cases involving the Debtor.

                                CONCLUSION

     35. In Summary. The management of the Debtor has caused this Disclosure Statement and the Plan to be filed and favors it. No other option exists that offers any distribution to Unsecured Creditors more favorable than as proposed by the Plan. Far more will be realized under the Plan than if the Estate of the Debtor were liquidated.

                  THE PURPOSE OF A DISCLOSURE STATEMENT

     36. The Disclosure Statement. The following Sections describe the purpose, requirements and the process utilized by the Court in approving or denying the use of this Disclosure Statement in soliciting votes of holders of Claims for approval of the Plan.

          36.1 Purpose of this Disclosure Statement. The management of the Debtor has prepared and caused this Disclosure Statement to be filed on behalf of the Debtor for the Court's approval and for submission to the holders of Claims and Interest with respect to the Debtor and its assets. The purpose of this Disclosure Statement is to provide the holders of Claims and Interest against the Debtor with adequate information about the Debtor so that each holder of a Claim or Interest may make an informed judgment about the merits of the Plan, and decide whether to accept or reject the same.

          36.2 Requirements of a Disclosure Statement. The Code requires that this Disclosure Statement contain "Adequate Information." The definition of "Adequate Information" refers to information of a kind, and in sufficient detail, as far as is reasonably practical in light of the nature and history of the debtor and the conditions of the debtor's books and records, that would enable a hypothetical reasonable investor, typical of holders of claims or interests of the relevant class, to make an informed judgment about a plan of reorganization, but adequate information need not include such information about any other possible or proposed plan of reorganization.

                               Chapter 11

     37. Chapter 11. The following Sections explain, in general terms, Chapter 11 of the Code.

          37.1. How a Chapter 11 Case is Started and by Whom. A Chapter 11 case may be filed "voluntarily" by a debtor or may be filed "involuntarily" against a debtor by an unsecured creditor(s) and, in some cases, by a secured creditor(s). The number of creditors necessary to commence an involuntary case depends primarily upon the number of creditors that a debtor has. The usual purpose of a Chapter 11 filing is to enable a

DEBTOR'S DISCLOSURE STATEMENT - Page 46
business to continue in operation despite its temporary inability to meet its obligations to creditors as they become due. However, a Chapter 11 proceeding might also be filed for the sole purpose of closing a business and liquidating its assets.

          37.2 Who may be a Chapter 11 Debtor. While most Chapter 11 debtors are corporations, partnerships and individuals also may be debtors under Chapter 11. Although nearly all of the debtors who file a bankruptcy case are, in fact, unable to pay their debts as they become due, there is no requirement that the debtor be in any particular financial condition in order to file a case. A debtor may file a Chapter 11 case even though the value of the debtor's assets exceeds the amount of the debtor's liabilities and even though none of the debtor's obligations are in default.

          37.3 What a Chapter 11 Accomplishes Initially. The filing of a Chapter 11 petition automatically stays all entities from any further efforts to collect their debts or enforce their liens until the stay is lifted by the Court or expires. In a Chapter 11 case, the debtor is the only possible proponent of a plan of reorganization during the initial one hundred twenty
(120) days of the case unless certain special conditions are met (appointment of a trustee) or the one hundred twenty (120) day period is reduced (unless the Court extends it). At the conclusion of the one hundred twenty (120) day period, any party in interest may propose a plan of reorganization. Once a plan of reorganization has been filed by a debtor, within such period, or if such period has expired and the debtor's disclosure statement has been approved by the Court, no other plan of reorganization may be submitted to creditors until additional time has expired for acceptance of that plan of reorganization.

          37.4 Debt Adjustment. Chapter 11 permits the adjustment of secured claims, unsecured claims and equity claims or interests. A Chapter 11 plan of reorganization may provide less than full satisfaction of senior indebtedness and payment of junior indebtedness or may provide for return to equity owners, absent full satisfaction of indebtedness, so long as no impaired class votes against the plan of reorganization.

     The Process of Confirming a Plan of Reorganization Under Chapter 11

     38. The Confirmation Process. The following Sections explain the process of confirming a plan of reorganization under Chapter 11.

          38.1 Voting. The following Sections explain the voting requirements under Chapter 11.

          (a) Requirements of Voting. A Creditor or Interest Holder, in order to vote on the Plan, must have filed a proof of claim with the Court prior to the Bar Date, unless that Creditor or Interest Holder was scheduled by the Debtor as not disputed, not liquidated and not contingent. Any Creditor or Interest Holder scheduled as not disputed, not liquidated and not contingent is, to the extent scheduled, deemed to have filed a Claim and, absent objection, such Claim is deemed allowed.

          (b) Importance of Voting. As a Creditor, your vote is important. The Plan can be confirmed by the Court if it is accepted by the holders of two-thirds (2/3)

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          in amount and more than one-half (1/2) in number of Claims voting on the Plan in each Class of Claims and by the holders of two-thirds (2/3) in amount of Interest voting on the Plan in each Class of Interests. In the event the requisite acceptances are not obtained, the Court may nevertheless confirm the Plan if one "impaired class" votes for Confirmation and if the Court finds that the Plan does not "discriminate unfairly" and accords "fair and equitable treatment" to the Classes rejecting it.

          (c) Fill in Ballots Properly. Each Creditor and other parties in interest are urged to fill in, date, sign, and promptly mail the enclosed Ballot which is furnished to you. Be sure to properly complete the form and legibly identify the name of the Claimant.

          (d) Parties Bound. Whether a Creditor votes on the Plan or not, such Creditor will be bound by the terms and treatment set forth in the Plan, if the Plan is accepted by the requisite majorities of Classes of Creditors and is confirmed by the Court. Absent some affirmative act constituting a vote, such Creditor will not be included in the tally. Allowance of a Claim for voting purposes does not necessarily mean that all or a portion of the Claim will be allowed for distribution purposes.

          (e) Solicitations. The Debtor, or others, might solicit your vote. The cost of any solicitation by the Debtor will be borne by the Debtor.

          38.2 Confirmation of a Consensual Plan of Reorganization. A plan of reorganization may be confirmed in one of two ways. The first is with the approval of creditors by their affirmative vote for confirmation, provided that certain conditions have been complied with, which is known as the confirmation of a consensual plan of reorganization. The second method is over the opposition of one or more classes of creditors, which is known as the "cramdown" confirmation of a plan of reorganization. In either event, the plan of reorganization proponent must have sought and obtained approval of a disclosure statement from which the proponent has sought to solicit the votes of creditors and interest holders. The Court can confirm a plan of reorganization, assuming all other requirements are met, if two-thirds (2/3) in amount and more than one-half (1/2) in number of the allowed claims of each impaired class of claims and more than two-thirds (2/3) in amount of the allowed interests of each impaired class of interest votes affirmatively for a plan of reorganization. The following Sections explain the general requirements that must be met in order for a debtor to confirm a plan of reorganization consensually.

          (a) Compliance With the Bankruptcy Code. The plan of reorganization must comply with the applicable provisions of the Code. These provisions mean that the plan of reorganization must not only meet the requirements of the confirmation section of the Code but must also comply with the other relevant Sections of the Code, such as claim classification and the contents of the plan of reorganization.

          (b) Claim Classification. Probably the most important provisions of Chapter 11, outside of the requirements of the confirmation section of the Code, which must be met, are those relating to classification. Claims in particular classes

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          must be substantially similar to the other claims of the class, with the modest exception that a separate class of claims based on the size of the claims can be created for administrative convenience.

          (c) Contents of the Plan of Reorganization..The plan of reorganization must provide the same treatment for each claim of a particular class, absent consent to less favorable treatment by the holder of a particular claim. There are certain formalities that a plan of reorganization must adhere to under the Code. Among others, the plan of reorganization must designate classes and specify whether or not classes are impaired, and their treatment if they are impaired. The plan of reorganization must also provide adequate means for its execution.

          (d) Compliance by Plan of Reorganization Proponent. The proponent of a plan of reorganization must comply with the applicable provisions of Chapter 11. An important provision by which the proponent is bound is the ban on post-petition solicitation of the plan of reorganization unaccompanied by a written disclosure statement approved by the Court. A failure to abide by the ban would result in a disqualification of the acceptances, but would not necessarily preclude confirmation.

          (e) Plan of Reorganization Must be Proposed in Good Faith and Not by Any Means Forbidden by Law. The Code precludes confirmation of the plan of reorganization that is not proposed in good faith. Good faith means that a plan of reorganization has a reasonable likelihood of achieving a result consistent with the objectives of
          the Code.   The Code refuses to use acceptances or rejections which
          are not in good faith as a basis for denial of confirmation of a plan of reorganization. Instead, the Court, at the request of a party in interest and after notice and a hearing, "may designate any entity whose acceptances or rejection of such plan of reorganization was not in good faith." If the Court makes such a designation, then an acceptance or rejection by that entity is not counted. The Code precludes confirmation if the plan of reorganization is proposed "by any means forbidden by law." By referring to "law" rather than the "Act or Title 11," the Code broadens the scope of this prohibition and encompasses such statutes as those which, among other things, make it a crime to knowingly and fraudulently give, offer, receive or attempt to obtain any money or property, remuneration, compensation, reward, advantage or promise for acting or forbearing to act in any bankruptcy case.

          (f) Approval of Services and Expenses. Payments made or promises given for services and expenses in or in connection with the case or plan of reorganization or incident to the case must be disclosed to the Court, if such payments are made or promised by the plan of reorganization proponent, by the debtor, or by a person issuing securities or acquiring property under the plan of reorganization. The Court cannot confirm a plan of reorganization absent such a disclosure. The Code, however, goes beyond conditioning confirmation on disclosure; the pre-confirmation payments must have been approved by the Court as reasonable and any payments after confirmation are subject to the approval of the Court as reasonable.

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          (g)  Approval by Regulatory Authorities.  If the Debtor's rates are subject to regulatory approval, then the rates contained in the plan of reorganization must have either been approved by such regulatory authority or be subject to the approval of the regulatory authority.

          (h) The "Best Interest of Creditors" Test. If unanimous agreement is achieved, the Court may confirm a plan of reorganization which is accepted by each class of claims impaired under the plan of reorganization. Only the holders of claims actually voting are counted in determining class acceptance. However, the Court must find that each holder of a claim of the class will receive not less than the holder would receive if the debtor was liquidated under Chapter 7 of the Code, which is known as the "Best Interest of Creditors" test. Therefore, if there is no dissenting class, the test for approval by the Court of a Chapter 11 plan of reorganization (i.e. Confirmation) is whether the plan of reorganization is in the best interest of creditors. In simple terms, a plan of reorganization is considered by the Court to be in the best interest of creditors if the plan of reorganization will provide a better recovery to the creditors than they would obtain if the debtor were liquidated and the proceeds of liquidation were distributed in accordance with the bankruptcy liquidation (Chapter
          7) priority. Therefore, if the plan of reorganization provides creditors with money or other property of a value exceeding the probable dividend in a liquidation bankruptcy, then the plan of reorganization is in the best interest of creditors. The Court, in considering this factor, is not required to consider any alternative to the plan of reorganization other than liquidation bankruptcy.

          (i) Priority Claims. The Code prescribes the priority of claims that is applicable to reorganization as well as liquidation. Generally speaking, priority is afforded administrative expenses, claims arising during the "gap period," wage and related claims, employee benefit contributions, consumer deposits, taxes and customs duties. These priority claims must be paid in either deferred cash payments with interest, if such classes vote for acceptance of the plan of reorganization, or in cash, with the exception of tax claims which may be paid over a period of six (6) years, with interest from the date of assessment.

          (j) Feasibility. The Code requires as a condition of confirmation "that confirmation of the plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan of reorganization, unless such liquidation or reorganization is proposed in the plan of reorganization." The Code excepts from this condition a plan of reorganization which proposes liquidation; in addition, a reorganization proposed in the plan of reorganization is excluded. In considering feasibility, i.e., that confirmation is not likely to be followed by liquidation or further reorganization, the Court is only required to determine whether the plan of reorganization can be fulfilled by the debtor. This entails determining:

               (1)  Available Cash.  The availability of cash for payments required at confirmation;

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               (2)  Future CashThe ability of the debtor to generate future cash flow sufficient to make payments called for under the plan of reorganization and to continue in business; and,

               (3) Absence of Other Factors. The absence of any other factor which might make it impossible for the debtor to accomplish that which it promises to accomplish in the plan of reorganization or to continue its existence as contemplated in the plan of reorganization.

          (k) Determination That the Plan of Reorganization Has Been Accepted. In the event a class is unimpaired, it is automatically deemed to accept the plan of reorganization. A class is unimpaired, in essence, if (1) its rights after confirmation are the same as what existed (or what would have existed absent defaults) before the commencement of the Chapter 11 case and any existing defaults are cured or provided for and the class is reimbursed actual damages; or
          (2) the allowed claims of the classes are paid in full in cash as though matured. In determining whether a class has accepted, for purposes of satisfying this condition of confirmation, the vote of an insider is disregarded. Therefore, if there are insiders who have voted in one or more classes, not only do all classes of claims have to accept the plan of reorganization, but a further condition exists that requires one of such classes to have voted in favor of the plan of reorganization, after disregarding the votes of such insiders.
          An insider is broadly defined under the Code and includes, where the debtor is a corporation, officers, directors, and persons in control, as well as their relatives. If a debtor is an individual, the definition of insider includes relatives. If the debtor is a business, insider includes the equity security holders, and relatives of the equity security holders and persons in control. Control is not defined, but at a minimum, it encompasses management and those in a position to elect management.

          38.3 Confirmation of a Non-Consensual Plan of Reorganization. The Court may confirm a plan of reorganization where there is a negative class vote if the plan of reorganization meets all of the other requirements of confirmation, and at least one impaired class of claims has accepted the plan of reorganization: the plan of reorganization "does not discriminate unfairly," and is "fair and equitable," with respect to each class of claims that is impaired under, and has not accepted, the plan of reorganization. Therefore, if an impaired class votes against the plan of reorganization, this does not necessarily make implementation of the plan of reorganization impossible, so long as the plan of reorganization does not discriminate unfairly and is fair and equitable, in that the class is afforded certain treatment defined by the Code. That certain treatment may be very broadly defined as providing to a creditor the full value of his claim. That value is determined by the Court and balanced against the treatment afforded the dissenting class of creditors. If the latter is equal to or greater than the former, the plan of reorganization may be confirmed over the dissent of that
class, depending on treatment of junior claims.   This type of confirmation of
a plan of reorganization is known as the "cramdown." Cramdown is a colloquial term for confirmation of a plan of reorganization over the dissent of a class of claims. A plan of reorganization proponent must request a

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
cramdown, as the Court cannot consider this alternative on its own motion.
In the alternative, if there is a dissenting class of claims, the Court can confirm a plan of reorganization if the proponent of the plan of reorganization so requests and the Court finds that all requirements, other than all classes consenting, are met and the plan of reorganization "does not discriminate unfairly," and is "fair and equitable" with respect to each class of claims or interest that is impaired under, and has not accepted, the plan of reorganization.

          (a) Secured Creditors and the Cramdown. In order to be fair and equitable to a dissenting impaired class of secured claims, a plan of reorganization must satisfy one of three (3) alternative prerequisites. A dissenting class of secured claims will be considered not to have received fair and equitable treatment under the plan of reorganization unless one of the alternative means is met. The following Sections explain how a plan of reorganization may be confirmed over the objection of secured creditors.

          (b) Cash Out - An Alternative to Cramdown. Another means of dealing with a dissenting, secured creditor, other than cramdown, is to provide in the plan of reorganization that the secured creditor will be "cashed out." This is so because a secured creditor is not considered to have its rights impaired if the plan of reorganization provides that, on the effective date of the plan of reorganization, the holder of such claim receives, on account of such claim, cash equal to the allowed amount of such claim. The result are that the secured creditor is deemed to accept the treatment and the cramdown requirements need not be met. Under Section 506(a) of the Code, "an allowed claim" of a creditor secured by a lien on property in which the estate has an interest, or that is subject to set-off under
          Section 553 of this title, is an allowed secured claim to the extent of the value of such creditor's interest in the estate's interest in such property, or to the extent of the amount subject to set-off, as the case may be. It is an unsecured claim to the extent that the value of such creditor's interest or the amount so subject to setoff is less than the amount of such "allowed claim." If the value of the collateral is less than the claim, then the secured claim is limited to the value of the collateral. If the holder of the secured claim is paid that amount, there is no impairment and the result is that the secured creditor, at least as far as the secured claim is concerned, "is deemed to have accepted the plan of reorganization." The efficacy of the "cash out" is destroyed, however, by the Code provision which allows the holder of a secured claim or a class of secured claims to elect to have an undercollateralized claim treated as totally secured, pursuant to 1111(b) of the Code. The "cash out" provision can be used in conjunction with the cramdown in a plan of reorganization at least to force the undercollateralized secured creditor to accept cash in the amount of the value of the collateral and an unsecured claim for the balance or cash having a present value equal to the value of the collateral without an unsecured claim. Although the "cash out" provision has been shifted from the cramdown provisions of the Code, the result is the same. Secured creditors can be cashed out regardless of assent. There is one difference, however; there is a need to set forth the "cash out" in the plan of reorganization.
          This is different than the use of the cramdown power, which can be requested of the Court and need not be in the plan of reorganization itself.

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          (c)  Present Value Test.  The Code considers it, as one of the alternative prerequisites, to be fair treatment of a dissenting class of secured claims if the security is retained and each holder of a claim receives deferred cash payments in the allowed amount of the claim. The present value of the deferred cash payments, measured at the effective date of the plan of reorganization, must be at least the value of the security. In most cases, this means the secured creditor must receive a "market rate of interest" on the creditor's allowed secured claim. To summarize, if a holder of a secured claim retains his lien, he can be paid off over a period of time. He must receive cash; he cannot, in most cases, receive reorganization securities or other property. The present value of the cash to be paid over a period of time must be at least the value of the security. The retained lien only secures the "allowed amount of [secured] claims." The allowed amount of the claim must be determined; if the secured creditor is over-collateralized, the secured creditor is also entitled to accruing interests and reasonable costs that are contained in the contract between the debtor and the secured creditor. This would be calculated as of the effective date of the plan of reorganization. This is also the date for determining the present value of the deferred payments.
          However, there is no indication in the Code as to what the effective date of a plan of reorganization is. It is not necessarily the date of confirmation or substantial consummation. The plan of reorganization or the order of confirmation will have to establish an appropriate effective date. An under-collateralized secured creditor may elect to have its claim treated entirely as a secured claim, except in cases where such creditor's interest in the estate's interest in such property is of an "inconsequential nature," pursuant to Section 1111(b) of the Code. In contrast to the very effective protection to the holder of a secured claim who is to be cashed out, the election is of limited value as far as the cramdown is concerned, because the present value of the deferred cash payments need only equal the value of the collateral. Thus, the plan of reorganization can be confirmed under the cramdown power, over objection of the electing under-collateralized secured creditor, if the creditor receives cash over a period of time, equal to the present value of the collateral. For example, if the secured claim is One Thousand Dollars ($1,000) and the value of the collateral is Five Hundred Dollars ($500), the holder of the secured claim would be paid the One Thousand Dollars ($1,000) over an extended period, without interest or if the proposed payments of Five Hundred Dollars ($500) plus interest equal or exceed One Thou sand Dollars ($1,000) the cramdown has been accomplished. The only advantage to the electing creditor is that it will have a lien securing the full amount of the allowed claim, so that if the value of the collateral increases after the case is closed, the deferred payments will be secured claims. This would be important only if there is a subsequent insolvency or foreclosure. A question may arise, in the case of an under-collateralized secured claim or a secured claim as to which the collateral is not sufficient to cover ongoing interest whether deferred cash payments of a present value equal to the amount of the claim are fair and equitable. If the pre-petition contractual rate of interest was ten percent (10%), while the interest rate prevailing at the effective date of the plan of reorganization is six percent (6%), the holder of the security will have been given a six percent (6%) interest bearing obligation for a ten percent (10%) interest bearing obligation. It is true that there may be no differential risk, since the same security is retained but there is a security of a lesser quality. The fact that the holder

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          of the secured claim ends up with a different return on
          his investment is due to the calculation of the claim based on its liquidation value.

          (d) Sale Free and Clear of Lien. Another method of dealing with a dissenting class of a secured creditor is to sell the collateral free and clear of the lien, with the lien to attach to the proceeds. The holder of the secured claim must also receive deferred cash payment having a present value of the amount of the proceeds or the "indubitable equivalent" of its claim secured by the proceeds. In addition, the holder of the secured claim may bid at the sale and offset the allowed claim against the purchase price of the property, in the event that the holder of the claim purchases the property. If there are senior and junior secured creditors, secured by the same collateral, the result of a sale may be to allow the senior creditors to bid in the property to the exclusion of the junior creditors. There would be no proceeds, since the senior creditors will offset their secured claims against the purchase price. Under those circumstances, simply because they were unable to bid enough to protect their position, the junior secured creditors would have no proceeds to look to and could not otherwise share such proceeds under the plan of reorganization.

          (e) Indubitable Equivalent of a Secured Claim. A third alternative method of dealing with dissenting secured creditors is to provide for the realization by the secured creditors of the "indubitable equivalent" of the secured claims. Abandonment of the collateral to a secured creditor would clearly satisfy indubitable equivalence, as would a lien on similar collateral. However, present cash payments less than the secured claim would not satisfy the standard because the creditor is deprived of an opportunity to gain from a future increase in value of the collateral. Unsecured notes as to the secured claim or equity securities of the debtor would not be the indubitable equivalent. With respect to an oversecured creditor, the secured claim will never exceed the allowed claim.

          (f) Unsecured Creditors and the Cramdown. The following Sections explain how a plan of reorganization may be confirmed over the objections of unsecured creditors and how the "absolute priority rule" effects confirmation when unsecured creditors fail to vote in favor of a plan of reorganization.

          (g) Overcompensation to Senior Creditors and the Absolute Priority Rules. The Code requires that senior creditors are not to be overcompensated. If the established valuation is such that senior creditors are not overcompensated, the plan of reorganization can be confirmed even though unsecured creditors receive nothing, if no class junior to the unsecured creditors receives anything. If the senior creditors are not overcompensated, the dissenting class of junior creditors is adequately compensated if they receive less than the allowed amount of their claims, but again, no class junior to the dissenting class may receive or retain any property under the plan of reorganization. The absolute priority rule has one exception which requires that such junior class make a substantial equity contribution. If the Court finds that an equity contribution is necessary for the implementation

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          of the plan of reorganization and that the proposed equity contribution is substantial, the rule is circumvented.

          (h) Junior Classes. Before any junior claimant can participate under the plan of reorganization, each holder of a claim of a dissenting class of unsecured claims must secure or retain property with a value, as of the effective date of the plan of reorganization, equal to the allowed amount of that holder's claim. Unsecured creditors need not be paid in cash; they can be paid by issuance of reorganization securities. If paid in cash, they can be paid over a period of time. In order to meet the requirement of the Code, dissenting unsecured creditors will be paid in full before juniors can participate.

          (i) Interests and the Cramdown. The following Sections describe some of the more relevant provisions of the Code that deal with the rights of holders of interests in corporations and partnerships such as stockholders or investment units in limited partnerships and individuals who seek to retain non-exempt property under a plan of reorganization.

          (j) Interests. The Court has the power under the Code to confirm a plan of reorganization over the objection of a dissenting class of interests. Interest is not a defined term, but it is used throughout the Code as shorthand for ownership interests. Interest, as used in Chapter 11, necessarily encompasses all ownership interests, as Chapter 11 is for individual debtors as well as corporate and partnership debtors.

          (k)  Absolute Priority Rule.  The cramdown provisions applicable to
          interests are similar to those applicable to unsecured claims.   The
          plan of reorganization can be confirmed over the dissent of a class of interest if the holders are paid off or no junior interests receive or retain anything, subject to the exception of equity contribution explained above.

                 Modification of a Plan of Reorganization

     39. Modification of a Plan of Reorganization. The proponent of a plan of reorganization may modify the plan of reorganization at any time before confirmation. As soon as a modification is filed, the modified plan of reorganization becomes the effective plan of reorganization. The plan of reorganization as modified must meet the Code requirements as to classification and plan of reorganization contents, pursuant to Section 1127(b) of the Code. The following Sections describe how a plan of reorganization may be modified both before and after confirmation of the plan of reorganization.

          39.1 Disclosure Requirements. The proponents of a plan of reorganization as modified must also comply with the disclosure requirements of the Code. There can be no solicitation of an acceptance unless the one solicited has received a written disclosure statement approved by the Court after notice and hearing. If a disclosure statement as to the original plan of reorganization was already approved, then the additional disclosure statement may be relatively streamlined or simple, but that would depend on the facts

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and circumstances.  Regardless of the simplicity of the modification, the disclosure procedures must be met.

          39.2 Acceptance or Rejection Before Modifications. If acceptance or rejection has been obtained prior to the filing of a modification, the accepting or rejecting party must take affirmative action to change its previous acceptance or rejection. The Court must establish a time within which an acceptance or rejection can be changed. If the party accepting or rejecting does nothing within the set time, he is deemed to have accepted or rejected, whichever is appropriate, the plan of reorganization as modified.

          39.3 Who May Seek Modification. After confirmation of a plan of reorganization, either the proponent of the plan of reorganization, the reorganized debtor or the debtor may seek to modify the plan of reorganization. However, the attempt must be made prior to substantial consummation of the plan of reorganization. The plan of reorganization as modified must meet the requirements of the Code as to classification and contents.

          39.4 Substantial Consummation. Substantial consummation under the Code is defined as a transfer of the property proposed to be transferred by the plan of reorganization, assumption by the debtor, or the debtor's successor, of the business or management of the property dealt with by the plan of reorganization, and commencement of distribution under the plan of reorganization. At that point in time, rights are vested and cannot be modified.
          39.5 Importance of Right to Modify. The real importance of post-confirmation modification is that it may enable plan of reorganization participants to increase their share as a result of subsequent events. It may be that seniors who have received most of the reorganization values can now be paid off through other financing, thereby significantly increasing the participation of juniors.

          39.6 When a Modification is Effective. A modification is effective only if the Court, after notice and a hearing, confirms the plan of reorganization as modified. To do so, the Court must make the same findings required under the Code as to the confirmation of a plan of reorganization and, in addition, find that the circumstances warrant the modification.

          39.7 Confirmation of a Modified Plan. One of the requirements of reorganization is that appropriate acceptances be obtained; absent such acceptances, the cramdown power must be utilized. Before acceptance can be solicited, the proponent must comply with the disclosure requirements. Only after the Court has, after notice and hearing, approved a proposed disclosure statement, will the proponent be in a position to transmit a disclosure statement. After the necessary acceptances are obtained, the Court can have the modification hearing and confirm, if the confirmation requirements of the Code are met and the circumstances warrant.

          39.8 Prior Acceptances Binding. The proponent is assisted somewhat in that the prior acceptances are binding unless the one accepting decides to reject. The same is true of

DEBTOR'S DISCLOSURE STATEMENT - Page 56
prior rejections; the one rejecting must decide to change the rejection to an acceptance, or the rejection continues.

                              DEFINITIONS

     40. Definitions. The following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) whenever used in the Plan and this Disclosure Statement:

          40.1 Administrative Claim. Administrative Claim shall mean an administrative expense which is entitled to priority pursuant to Section 507(a)(1) and allowed under Section 503(b) of the Code.

          40.2 Administrative Claimant. Administrative Claimant shall mean the holder of an Administrative Claim.

          40.3 Administrative Expenses. Administrative Expenses shall mean Claims and expenses of the type described in Sections 12.1 of the Plan and this Disclosure Statement which are allowed and ordered paid by the Court pursuant to Section 503(b) of the Code and which are entitled to priority pursuant to Section 507(a)(1) of the Code, including, without limitation:

          (a) Preservation of the EstatePreservation of the Estate shall mean the actual, necessary costs and expenses of preserving the Debtor's estate and of operating the business of the Debtor (other than such Claims or portions thereof which, by their express terms, are not due or payable on the Effective Date);

          (b) Professional Fees. Professional Fees shall mean the full amount of all Claims for allowance of compensation or reimbursement of costs and expenses for legal, accounting, or other professional services under Section 330 or Section 331 of the Code or otherwise allowed by the Court pursuant to the provisions of Section 503 of the Code;

          (c) Assessed Charges. Assessed Charges shall mean all fees and charges assessed against the Property of the Debtor's estate under Chapter 123 of Title 28, United States Code; and

          (d) United States Trustee Fees. United States Trustee Fees shall mean the fees and expenses of the United States Trustee.

          40.4 Allowance Date. Allowance Date shall mean the date of a Final Order of the Court allowing a Claim or Interest in this Case.
DEBTOR'S DISCLOSURE STATEMENT - Page 57

          40.5 Allowed Claim. Allowed Claim shall mean a Claim (a) in respect of which a proof of claim has been filed with the Court within the applicable period of limitation fixed by the Court, pursuant to Rule 3003 or
(b) scheduled in the list of Creditors prepared and filed with the Court, pursuant to Rule 1007(b) and not listed as disputed, contingent or unliquidated as to amount, in either case, as to which no objection to the allowance thereof has been interposed within any applicable period of limitation fixed by Rule 3003 or an Order of the Court, or as to which any such objection has been determined by an order or judgment which is no longer subject to appeal or certiorari proceeding and as to which no appeal or certiorari proceeding is pending, a Final Order. Allowed Claim shall not include interest on the principal amount of such Claim subsequent to the Filing Date, except as may be otherwise provided in the Plan.

          40.6 Allowed Priority Claim. Allowed Priority Claim shall mean an Allowed Claim for which the holder asserts, and is determined to be entitled to, priority under Section 507, et seq., of the Code, in an amount allowed by Final Order of the Court upon a request pursuant to Section 503(a) of the Code.

          40.7 Allowed Secured Claim. Allowed Secured Claim shall mean an Allowed Claim arising on or before the Filing Date that is secured by a valid Lien on Property of the Debtor which is not void or voidable under any state or federal law, including any provision of the Code, as hereinafter defined, or an Allowed Claim for which the holder asserts a set off under Section 553 of the Code, to the extent of the value (which is either agreed to by the Debtor pursuant to the Plan or, in the absence of an agreement, has been determined in accordance with Sections 506(a) or 1111(b) of the Code) of the interest of the holder of such Allowed Claim on the Property of the Debtor, or an Allowed Claim that the Debtor has agreed to treat as an Allowed Secured Claim pursuant to the Plan. That portion of such Allowed Claim exceeding the value of security held therefor shall be an Allowed Unsecured Claim, unless otherwise modified by the Plan.
          40.8 Allowed Unsecured Claim. Allowed Unsecured Claim shall mean an Allowed Claim against the Debtor which is not an Allowed Administrative Claim, an Allowed Priority Claim, an Allowed Secured Claim, or a retained Interest by the Debtor.

          40.9 Asset Purchase Agreement. Asset Purchase Agreement shall mean that agreement between the Debtor and AWSI whereby AWSI shall acquire all of the assets of the Debtor and shall assume all of the liabilities under the Plan of the Debtor on the Effective Date.

          40.10 AWSI. AWSI shall mean Advanced Wireless Systems, Inc., a corporation organized and exiting under the laws of the State of Alabama, the Successor To The Debtor.

          40.11 Bar Date. Bar Date shall mean September 30, 1999. The Court established September 30, 1999 as the last day for the filing of Claims in this case. Notice of that Order was given to all Creditors and other parties in interest in these proceedings. A separate Bar Date may apply to Claims arising out of the rejection of executory contracts and unexpired leases specified in the Plan, See "Section 20 - Unexpired Leases and Executory Contracts," or to deficiency Claims arising out of the abandonment of collateral to previously Secured Creditors, or arising out of orders granting relief from
DEBTOR'S DISCLOSURE STATEMENT - Page 58
the provisions of Section 362 of the Code or arising out of orders pursuant to Sections 506(a) or 1111(b) of the Code.

          40.12 Blue Sky Laws. Blue Sky Laws shall mean the securities acts, as amended, adopted by the several states of the United States of America.

          40.13 Cases. Case shall mean the pending Chapter 11 case of Digital Wireless Systems, Inc., Case Number 398-10899.

          40.14 Chapter 11. Chapter 11 shall mean Chapter 11 of the Bankruptcy Code. Reference to section numbers are references to sections in the Bankruptcy Code, 11 U.S.C., Section 101, et seq., Public Law 95-598, effective October 1, 1979, as amended, unless otherwise specified.

          40.15 Claim or Claims. Claim or Claims shall mean a right to payment from the Debtor, which is evidenced by a timely filed proof of claim or application for payment which is allowed by the Court, or if a proof of claim is not filed, a right which otherwise appears in the applicable schedules of the Debtor and (1) is not listed as disputed, contingent or unliquidated, or (2) has been resolved by Final Order of the Court pursuant to the terms of the Plan.

          40.16 Claimant or Claimants. Claimant or Claimants shall mean the holders of a Claim against the Debtor.

          40.17 Claims of the Estate. Claims of the Estate shall mean all asserted and unasserted Claims of the Debtor, existing prior to Confirmation, against anyone.
          40.18 Class of Claims and Payment. Class of Claims and Payment shall mean the various classes of Claims that are defined in the Plan. The Plan is intended to deal with all Claims against the Debtor of whatever character, whether or not contingent or liquidated, and whether or not allowed by the Court pursuant to Section 502(h) of the Code. However, only those Claims allowed pursuant to Section 502(a) of the Code will receive payment under the Plan.

          40.19 Class or Classes. Class or Classes shall mean any class into which Allowed Claims or Allowed Interests are classified pursuant to Section 12 of the Disclosure Statement and shall mean a category of holders of Claims or Interests with substantially similar to the Other Claims in such class.

          40.20 Code. Code shall mean the Bankruptcy Reform Act of 1978, sometimes referred to as the Bankruptcy Code of 1978, as contained in Title 11 U.S.C., Section 101, et seq., and all amendments thereto.

          40.21 Collateral. Collateral shall mean Property in which the Debtor has an interest and which is subject to a Lien (other than any Lien granted under the Plan) securing an Allowed Secured Claim, but only to the extent of the Debtor's interest in such property;
DEBTOR'S DISCLOSURE STATEMENT - Page 59
and "Related Collateral" shall, with respect to any Allowed Secured Claim, mean all Collateral securing such Allowed Secured Claim.

          40.22 Collateral Value. Collateral Value shall mean the fair market value, at Confirmation, of any perfected and valid interest in collateral of the Debtor, securing any Claim, as agreed to by the Debtor and the effected Secured Creditor or, in the event of disagreement, as resolved by Final Order of the Court pursuant to Section 506(a) or Section 1111(b) of the Code.

          40.23 Common Capital Stock. Common Capital Stock shall mean the authorized, issued, non-assessable and outstanding shares of the Common Capital Stock of AWSI.

          40.24 Confirmation. Confirmation shall mean the entry by the Court of an Order Confirming Plan at or after a hearing held pursuant to Section 1128 of the Code.

          40.25 Confirmation Date. Confirmation Date shall mean the date the Confirmation Order is docketed by the Clerk of the Court.

          40.26 Confirmation Hearing. Confirmation Hearing shall mean the hearing to be held by the Court to determine whether or not the Debtor's Plan meets the requirements of Chapter 11 of the Code and is entitled to Confirmation.

          40.27 Confirmation Order. Confirmation Order shall mean the Order of the Court confirming the Plan pursuant to Section 1129 of the Code.

          40.28 Consummation Date. Consummation Date shall mean the Effective Date.

          40.29 Court. Court shall mean the United States Bankruptcy Court, Middle District of Tennessee, including the United States Bankruptcy Judge presiding in the Chapter 11 Case of the Debtor.

          40.30 Creditor or Creditors. Creditor or Creditors shall mean all creditors of the Debtor holding Allowed Claims for debts, liabilities, demands or Claims of any character whatsoever, as defined in Section 101(4) of the Code.

          40.31 Cross-References, etc. Cross References, etc. shall mean references in the Plan and this Disclosure Statement to any Section which are, unless otherwise specified, to such Section of the Plan and this Disclosure Statement. The words "hereof", "herein", "hereunder" and similar terms shall refer to the Plan of Reorganization and Disclosure Statement and not to any particular Section or provision of the Plan and this Disclosure Statement.

          40.32  Debtor.  Debtor shall mean Digital Wireless Systems, Inc.

          40.33 Debtor-In-Possession. Debtor-In-Possession shall mean the Debtor in the capacity and with the status and rights conferred by Section 1107 of the Code.

DEBTOR'S DISCLOSURE STATEMENT - Page 60

          40.34 Digital. Digital shall mean Digital Wireless Systems, Inc., the Debtor herein.

          40.35 Disbursing Agent. Disbursing Agent shall mean Sidney J. Diamond, 3800 N. Mesa, Suite C-4, El Paso, Texas 79902.

          40.36 Disclosure Statement. Disclosure Statement shall mean the Disclosure Statement filed by the Debtor in this Case in accordance with
Section 1125 of the Code, as it may be amended, supplemented or modified.

          40.37 Effective Date. Effective Date shall mean thirty (30) days after Confirmation.

          40.38 Estate. Estate shall mean the estate of the Debtor created in the Reorganization Case by Section 541 of the Code.

          40.39 Filing Date. Filing Date shall mean the date of filing of the Chapter 11 Petition in this Case by the Debtor, which date was, November 17, 1998.

          40.40 Final Order. Final Order shall mean an Order ("Order") of the Court which, not having been reversed, modified or amended and not being stayed and the time to appeal from which or to seek review or certiorari or rehearing of which having expired, and from which no such appeal, review, certiorari or rehearing is pending, has become conclusive of all matters adjudicated thereby and is in full force and effect.

          40.41 Interest or Interests. Interest or Interests shall mean the fully paid, non-assessable, outstanding shares of Common Capital Stock of the Debtor which has been duly issued.

          40.42 Interest Holder. Interest Holders shall mean the registered holders of the issued, fully paid, non-assessable shares of the Common Capital Stock of the Debtor.

          40.43 IRSI. RS shall mean the Internal Revenue Service, an agency of the government of the United States of America.

          40.44 ISO. ISO shall mean Incentive Stock Plan, a plan to be adopted by the Successor to the Debtor for the purpose of granting stock options to management of the Successor to the Debtor.

          40.45 Lien. Lien shall mean any charge against or interest in property to secure payment of a debt or performance of an obligation as defined in Section 101(33) of the Code, and includes, without limitation, any judicial lien, security interest, mortgage, deed of trust and statutory lien as defined in Section 101 of the Code.

          40.46 NASD. NASD shall mean the National Association of Securities Dealers.

          40.47 Order Confirming Plan. Order Confirming Plan shall mean the Final Order of the Court determining that the Plan meets the requirements of
Section 1129 of the Code

DEBTOR'S DISCLOSURE STATEMENT - Page 61
and is entitled to Confirmation. The date that the Confirmation Order is entered on the Court Clerk's docket is the Confirmation Date.

          40.48 Person. Person shall mean an individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, or a government or any agency or political subdivision thereof or other entity.

          40.49 Plan. Plan shall mean the Plan of Reorganization in its present form, or as it may be amended, supplemented or modified.

          40.50 Plan Payments. Plan Payments shall mean the payments, in cash or other distributions of value, made by the Debtor pursuant to the Confirmed Plan.

          40.52 Plan Year. Plan Year shall mean twelve (12) months commencing on the first day of the first full month following the Effective Date and continuing until the last day of the twelfth (12th) month thereafter, and each succeeding twelve (12) months thereafter.

          40.53 Preserved Liens. Preserved Liens shall mean to the extent required under Section 1124(2) of the Code, to preserve the rights of a Creditor having a Secured Claim dealt with pursuant to that Section, the Lien or encumbrance of that Creditor shall, to the extent valid, be preserved.

          40.54 Priority Claim. Priority Claim shall mean any Claim entitled to priority pursuant to Section 507(a) of the Code.

          40.55 Priority Creditor. Priority Creditor shall mean the owner and holder of a Priority Claim.

          40.55 Pro Rata. Pro Rata shall mean the proportion that the amount of a Claim against the Debtor in a particular class bears to the aggregate amount of all Claims (including undetermined Claims until disallowed) in such Class.

          40.56 Property or Properties. Property or Properties shall mean all "Property of the Estate of the Debtor" as previously or hereafter determined by Final Order of a Court of competent jurisdiction and/or as defined in Section 541 of the Code, including, but not limited to, any and all claims of the Estate or causes of action in favor of the Debtor against third parties (except as otherwise provided herein).

          40.57  Proponent.  Proponent shall mean the Debtor.

          40.58 Reorganization Case. Reorganization Case shall mean the Chapter 11 commenced by the Debtor's filing of its voluntary Chapter 11 petition under the Code.

          40.59 Rule or Rules. Rule or Rules shall mean the Federal Bankruptcy Rules of Procedure and any applicable Local Bankruptcy Rules adopted by the Court.
DEBTOR'S DISCLOSURE STATEMENT - Page 62

          40.60 Secured Claim. Secured Claim shall mean any Claim secured by Property of the Debtor under a duly perfected Lien, to the extent of the Collateral Value, as agreed to between the Secured Creditor and the Debtor, or as determined by a Final Order of the Court in accordance with Section 506 or
Section 1111(b) of the Code.

          40.61 Secured Creditor. Secured Creditor shall mean a Creditor who holds a Secured Claim, which has been properly perfected as required by law, on any Property of the Debtor.

          40.62 Securities Act. Securities Act shall mean the Securities Act of 1933, as amended.

          40.63 Securities Exchange Act. Securities Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

          40.64 SEC. SEC shall mean the Securities and Exchange Commission an agency of the government of the United States of America.

          40.65 Substantial Consummation of the Plan. Substantial Consummation shall mean the accomplishment of all things provided for in the Plan, pursuant to Section 1101 of the Code.

          40.66 Small Business. Small Business shall mean a Debtor that meets the criteria set forth in Section 101(51)(C) of the Code and who has filed an election to be considered the same pursuant to Section 1121(e) of the Code. The Debtor has filed such an election.

          40.67 Tax Claim. Tax Claim shall mean a Priority Claim entitled to priority, pursuant to Section 507(a)(8) of the Code.

          40.68 Tax Claimant. Tax Claimant shall mean the holder of a Priority Tax Claim.

          40.69 Trust Indenture Act. Trust Indenture Act shall mean the Trust Indenture Act of 1939, as amended.

           40.70 Undefined Terms. Undefined Terms shall mean terms that are used in the Plan and not defined herein and have the meaning ascribed to such terms in the Code or Rules.

          40.71 Unsecured Claim. Unsecured Claim shall mean a Creditor, other than one having a right to priority under Section 507 of the Code, and which is not a Secured Claim. An Unsecured Claim is a Claim included in Class 4 of the Plan.

          40.72 Unsecured Creditor. Unsecured Creditor shall mean an Unsecured Creditor of the Debtor holding an Allowed Claim for an unsecured debt, an unsecured liability, an unsecured demand or an unsecured claim of any character whatsoever, except a Claim entitled to priority pursuant to Section 507 of the Code.

DEBTOR'S DISCLOSURE STATEMENT - Page 63

          40.73  Units of Equity.  Units of Equity shall mean:

          (a) Common Stock of AWSI. One (1) Share of Common Stock of AWSI; and, warrants to purchase the Common Stock of AWSI;

          (b) Series C - One Year Warrants. One (1) Class C Warrant giving the Warrant Holder, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of AWSI for a period of 365 days, from the date of issuance, at an exercise price of (i) $1.00 for the first 180 days and (ii) $2.00 for the remaining life of the Warrant;

          (c) Class D - Eighteen Month Warrants. One (1) Class D Warrant giving the Warrant Holder, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of AWSI for a period of 547 days, from the date of issuance, at an exercise price of (i) $2.00 for the first 365 days; (ii) $2.50 for next 90 days; and (iii) $3.00 for the remaining life of the Warrant;

          (d) Class E - Two Year Warrants. One (1) Class E Warrant giving the Warrant Holder, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of the AWSI for a period of 730 days, from the date of issuance, at an exercise price of (i) $3.00 for the first 547 days; (ii) $3.50 for next 90 days; and (iii) $4.00 for the remaining life of the Warrant; and

          (e) Class F - Three Year Warrants. One (1) Class F Warrant giving the Warrant Holder, upon the exercise of each such Warrant, the right to purchase one share of the Common Capital Stock of AWSI for a period of 1,095 days, from the date of issuance, at an exercise price of (i) $4.00 for the first 730 days; (ii) $5.00 for next 190 days; and (iii) $6.00 for the remaining life of the Warrant.

          (f) General Terms of the Warrants. The Board of Directors of AWSI shall have the right to (i) decrease the exercise price of the Warrants, (ii) increase the life of the Warrants in which event the exercise price may be increased or (iii) make such other changes as the Board of Directors of AWSI deems necessary and appropriate under the circumstances provided the changes contemplated do not violate any statutory or common law.

          40.74 Value of Property. Value of Property shall mean the value of Property and the determination of the status of Secured Claims against Property shall be determined by a hearing to be held by the Court pursuant to
Section 506 or Section 1111(b) of the Code, resulting in a Final Order or by agreement between the Debtor and the effected Secured Creditor.

          40.75 Warrants. Warrants shall mean the Warrants to purchase the Common Capital Stock of AWSI as described in Section 40.73 hereof.

DEBTOR'S DISCLOSURE STATEMENT - Page 64

          40.76 Warrant Holders. Warrant Holders shall mean the owner of the Warrants issued pursuant to the provision of the Plan to purchase the Common Capital Stock of AWSI.

DATED:   April 14, 2000


DIGITAL WIRELESS SYSTEMS, INC.


/s/ David Schlueter
By:  David Schlueter,
       its Chief Executive Officer

ATTORNEYS FOR DIGITAL WIRELESS SYSTEMS, INC.:


William L. Norton, III
BOULT, CUMMINGS, CONNERS & BERRY, PLC
414 Union Street, Suite 1600
Nashville, Tennessee 37219
(615) 252-2397          (Voice)
(615) 252-6380          (Fax)
frimino@bccb.com     (email)


SIDNEY J. DIAMOND,
A PROFESSIONAL CORPORATION


/s/ Sidney J. Diamond
Sidney J. Diamond
Texas Bar No.: 0580300
3800 N. Mesa
Suite C-4
El Paso, Texas  79902
(915) 532-3327         (Voice)
(915) 496-0653         (Fax)
diamond@whc.net    (email)

DEBTOR'S DISCLOSURE STATEMENT - Page 65